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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Tangoe, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 22, 2014

Dear Tangoe Stockholder:

        You are cordially invited to our Annual Meeting of Stockholders on Thursday, June 5, 2014, beginning at 10:00 a.m., local time, at The Study at Yale, 1157 Chapel Street, New Haven, Connecticut 06511. The enclosed notice of annual meeting sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. The board of directors recommends that you vote "FOR" Proposals 1, 2, 3 and 4, as set forth in the proxy statement.

        Proposal 4 is a proposed amendment to increase by 950,000 the number of shares reserved for issuance under our 2011 Stock Incentive Plan, which is the only plan under which we make equity awards. The 950,000 additional shares represent 2.5% of our outstanding shares as of April 11, 2014. At our 2013 annual meeting we requested, and our stockholders approved, an amendment of our 2011 Stock Incentive Plan to authorize an additional 950,000 shares for issuance under the 2011 Stock Incentive Plan with the expectation that we would use those shares in making equity award grants during the period between our 2013 annual meeting and our 2014 annual meeting. Consistent with that expectation, as of April 11, 2014, there were approximately 200,321 shares that remained available for grant under the 2011 Plan.

        Assuming we use all remaining 200,321 shares before our 2014 annual meeting this June, our usage from the 2013 annual meeting to the 2014 annual meeting will represent 2.5% of our shares outstanding as of April 11, 2014. Given our continued growth during this period, and our stage of development, we believe this is a responsible and appropriate rate of usage, and a rate of usage that we propose to continue by requesting that 950,000 shares, representing 2.5% of our outstanding shares as of April 11, 2014, be added to the 2011 Plan at the 2014 annual meeting, with the expectation that we will use these additional shares to make equity awards between our 2014 annual meeting and our 2015 annual meeting.

        As discussed in more detail beginning on page 48, our request that stockholders approve a 950,000 share increase in the 2011 Plan is based on, and supported by, the following factors:

  •
  Our board of directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel and that equity incentive awards are an important component of our compensation philosophy, intended to provide equity ownership opportunities and performance-based incentives to better align the recipient's interests with those of our stockholders.

  •
  As a newly public company, we have relied heavily on stock-based equity incentive compensation to conserve cash, allowing us to offer lower cash compensation than would otherwise be needed to attract, retain and motivate our key personnel.

  •
  We have experienced significant growth in headcount since the time of our IPO, both as a result of acquisitions completed during this time and the hiring of new personnel to accommodate our growth.

  •
  Beginning in 2013, we made changes to our equity grant practices that will reduce our future share usage and overhang, including the increased use of time- and performance-based restricted stock and RSUs, instead of our prior practice of almost exclusively granting stock options.

  •
  Our current overhang results in part from the large number of in-the-money options granted prior to our IPO that our employees, especially our senior management, are continuing to hold. As of April 11, 2014, there were outstanding options to purchase 5,894,399 shares of our common stock, 4,252,662 of which were vested. The weighted-average exercise price of these vested options as of April 11, 2014 was $7.32 per share. Of these vested options, 3,048,829 of them were granted prior to our IPO, with a weighted-average exercise price of $3.89.

        We ask for your support of this proposal so that we may continue making equity grants necessary to attract, retain and motivate our employees.

        We look forward to seeing you there.

Very truly yours,

Albert R. Subbloie, Jr. Chairman, President and Chief Executive Officer

TANGOE, INC.
35 Executive Boulevard
Orange, Connecticut 06477

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Thursday, June 5, 2014

        The Annual Meeting of Stockholders (the "Annual Meeting") of Tangoe, Inc., a Delaware corporation ("Tangoe" or the "Company"), will be held at The Study at Yale, 1157 Chapel Street, New Haven, Connecticut 06511, on Thursday, June 5, 2014, at 10:00 a.m., local time, to consider and act upon the following matters:

  1.
  To elect three class III directors, each for a three year term;

  2.
  To ratify the selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014;

  3.
  To vote on a non-binding advisory proposal to approve executive compensation;

  4.
  To amend our 2011 Stock Incentive Plan to reserve an additional 950,000 shares of common stock for issuance under the 2011 Stock Incentive Plan; and

  5.
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Stockholders of record at the close of business on April 11, 2014 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Albert R. Subbloie, Jr. Chairman, President and Chief Executive Officer

Orange, Connecticut
April 22, 2014

A STOCKHOLDER MAY OBTAIN ADMISSION TO THE MEETING BY IDENTIFYING HIMSELF OR HERSELF AT THE MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. FOR A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. FOR A BENEFICIAL (BUT NOT OF RECORD) OWNER, A COPY OF A BROKER'S STATEMENT SHOWING SHARES HELD FOR HIS OR HER BENEFIT ON APRIL 11, 2014 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY SUBMIT YOUR VOTE VIA THE INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD.

TANGOE, INC.
35 Executive Boulevard
Orange, Connecticut 06477

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 5, 2014

Information About the Annual Meeting and Voting

        This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the "board of directors" or the "board") of Tangoe, Inc. (the "Company," "Tangoe," "we" or "us") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, June 5, 2014, at The Study at Yale, 1157 Chapel Street, New Haven, Connecticut 06511 at 10:00 a.m., local time, and at any adjournment thereof. This Proxy Statement and the attached proxy card are being delivered to stockholders on or around April 25, 2014. On April 11, 2014, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 38,634,645 shares of our common stock, par value $0.0001 per share (the "Common Stock"). Each share of Common Stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting.

        Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

        If you are the "record holder" of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote in one of four ways:

  (1)
  You may vote over the Internet.    You may vote your shares by following the "Vote by Internet" instructions on the enclosed proxy card.

  (2)
  You may vote by telephone.    You may vote your shares by following the "Vote by Phone" instructions on the enclosed proxy card.

  (3)
  You may vote by mail.    You may vote by completing and signing the proxy card delivered with this proxy statement and promptly mailing it in the enclosed postage-paid envelope.

  (4)
  You may vote in person.    If you attend the meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

        All proxies that are executed or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders in accordance with the stockholders' instructions. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the board of directors' recommendations on such proposals as set forth in this proxy statement.

        After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the Annual Meeting by doing any one of the following things:

  •
  submitting a new proxy by following the "Vote by Internet" or "Vote by Phone" instructions, respectively, on the enclosed proxy card, up until 11:59 p.m. Eastern Time the day before the Annual Meeting;

  •
  signing another proxy card and either arranging for delivery of that proxy card by mail prior to the start of the Annual Meeting, or by delivering that signed proxy card in person at the Annual Meeting;

  •
  giving our Secretary a written notice before or at the Annual Meeting that you want to revoke your proxy; or

  •
  voting in person at the Annual Meeting.

        Your attendance at the Annual Meeting alone will not revoke your proxy.

        If the shares you own are held in "street name" by a bank, broker or other nominee record holder, which, for convenience, we collectively refer to in this proxy statement as brokerage firms, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of providing for voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern how your broker would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. The ratification of BDO USA, LLP as our independent registered public accounting firm (Proposal No. 2) is considered to be a discretionary item under the NYSE rules, and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of directors (Proposal 1), the non-binding advisory vote regarding our executive compensation program (Proposal 3) and the amendment to our 2011 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder (Proposal 4) are each "non-discretionary" items. If you return an instruction card to your brokerage firm but do not instruct your brokerage firm on how to vote with respect to any of Proposal 1, 3 or 4, your brokerage firm will not vote with respect to the proposal(s) for which you did not give instructions, and your shares will be counted as "broker non-votes" with respect to those proposals. "Broker non-votes" are shares that are held in "street name" by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

        If your shares are held in street name, you must bring an account statement from your brokerage firm showing that you are the beneficial owner of the shares as of the record date (April 11, 2014) in order to be admitted to the Annual Meeting. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

Votes Required

        The holders of shares of Common Stock representing a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The following votes are required for approval of the proposals being presented at the Annual Meeting.

        Proposal 1:    To Elect Three Class III Directors, Each for a Three-Year Term.    A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast "for" the applicable seat on the board of directors.

        Proposal 2:    To Ratify the Selection of BDO USA, LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014.    The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast on the matter is required for the ratification of the selection of BDO USA LLP as our independent registered public accounting firm for the current fiscal year.

        Proposal 3:    To Vote on a Non-Binding Advisory Proposal to Approve Executive Compensation.    The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast on the matter is required for the approval of the non-binding advisory proposal to approve executive compensation.

        Proposal 4:    To Amend our 2011 Stock Incentive Plan to Reserve an Additional 950,000 Shares of Common Stock for Issuance under the 2011 Stock Incentive Plan.    The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast on the matter is required for the approval of the amendment to our 2011 Stock Incentive Plan.

        Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the proposals referenced above.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to Be Held on June 5, 2014:

This proxy statement and the 2013 annual report to stockholders are available at
www.proxyvote.com for viewing, downloading and printing.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any shareholder upon written or oral request to Tangoe, Inc., 35 Executive Boulevard, Orange, Connecticut 06477, Attention: Corporate Secretary, Telephone: (203) 859-9300.

 CORPORATE GOVERNANCE

Our Board of Directors

  Members of the Board of Directors

        Set forth below are the names and certain information about each of our directors, including the nominees for directors, as of March 31, 2014. The information presented includes each director's and nominee's principal occupation and business experience for the past five years, and the names of other public companies of which he has served as a director during the past five years. We believe that all of our directors and nominees possess the attributes and characteristics described in "—Board Processes—Director Nomination Process."

Name	Age	Position(s)
Albert R. Subbloie, Jr.	53	President, Chief Executive Officer and Chairman of the Board
David M. Coit(1)	66	Director
James D. Foy	66	Director
Gary P. Golding(2)	57	Director
Ronald W. Kaiser(1)(2)	60	Director
Jackie R. Kimzey(3)	61	Director
Gerald G. Kokos(1)(3)	64	Director
Richard S. Pontin(1)	60	Director
Noah J. Walley(2)(3)	50	Director

(1)
Member of audit committee.

(2)
Member of compensation committee.

(3)
Member of nominating and corporate governance committee.

        Albert R. Subbloie, Jr. co-founded Tangoe and has served as President and Chief Executive Officer since October 2000. Mr. Subbloie has also been a member of our board of directors since February 2000 and became Chairman of the Board in March 2010. Mr. Subbloie served as President and Chief Executive Officer of FreeFire, Inc., a provider of an internet software customer relationship management solution, from April 2000 until its sale in July 2000 to TeleTech Holdings, Inc., a business process outsourcing company, following which he served as Executive Vice President of Business Development of TeleTech Holdings, Inc. until October 2000. From 1990 to April 2000, Mr. Subbloie served as President and Chief Executive Officer of Information Management Associates, Inc., or IMA, a global provider of enterprise call center software solutions. Mr. Subbloie also served on the board of directors of buyingedge.com, Inc., a reverse auction website and a subsidiary of IMA from August 1999 until its sale in May 2000. Since March 2006, Mr. Subbloie has served on the board of directors of Operative, Inc., a provider of on-demand internet advertising software management solutions. Mr. Subbloie also served on the board of directors of Acsis, Inc., a provider of radio-frequency identification device management solutions, from March 1998 until its sale in October 2005, including as Chairman of the Board beginning in June 2004. Mr. Subbloie serves on the board of directors of the Connecticut Technology Council and has previously served as its Chairman. Mr. Subbloie holds a degree in Economics from Trinity College. As our founder, President and Chief Executive Officer, as well as a principal stockholder, we believe that Mr. Subbloie's detailed knowledge of our company provides a critical contribution to our board of directors.

        David M. Coit has been a member of our board of directors since August 2006. Mr. Coit founded North Atlantic Capital Corporation, a venture capital firm, and has served as its President since its formation in 1986. Prior to founding North Atlantic Capital Corporation, Mr. Coit served as President of Maine Capital Corporation and as a commercial loan officer at the First National Bank of Boston.

Mr. Coit earned a B.A. from Yale University and an M.B.A. from Harvard Business School. He is a past Chairman of the Board of Governors of the National Association of Small Business Investment Companies and has served on the Board of the New England Venture Capital Association. He is a former U.S. Naval Officer. He is the current Chairman of the Board of Trustees of the Bigelow Laboratory for Ocean Sciences. We believe that Mr. Coit's experience serving on over 25 corporate boards of directors during his career, his 30 years of experience as a venture capital investor and his prior experience in commercial banking allows him to be a key contributor to our board of directors, particularly with respect to addressing our financing needs.

        James D. Foy has been a member of our board of directors since March 2014. Mr. Foy served as Executive Chairman of privately held Talend, Inc., a provider of data, application and process integration products and services, from February 2013 to November 2013 and as its CEO from April 2013 to September 2013. Previously, he was President and Chief Executive Officer of privately held Aspect Software, Inc. and two predecessor companies (Concerto Software, Inc. and Davox Corporation) from 2001 to 2004. In 1991, he founded Constellation Software, Inc., and served as its President and Chief Executive Officer for three years. In 1994, Constellation was acquired by VMark Software, Inc., a predecessor company of Ardent Software, which was subsequently acquired by Informix Corp. Mr. Foy remained with the surviving companies in various senior executive positions, including President of Informix, until IBM acquired Informix in 2001. Earlier in his career, he was with Prime Computer, Inc. and International Computers Limited (ICL). Mr. Foy currently serves on the board of directors of DealerTrack, a publicly traded provider of web-based software solutions for the automotive industry. We believe that Mr. Foy's independence and experience as the chief executive officer of several software companies, and his prior experience on various boards of directors, allow him to bring valuable experience and contributions to our board of directors.

        Gary P. Golding has been a member of our board of directors since September 2002. Since September 1997, Mr. Golding has served as a General Partner and Investment Manager of Edison Venture Fund, a venture capital firm. Prior to joining Edison, Mr. Golding co-founded the CEO Venture Fund, a venture capital firm, and served as a General Partner of CEO Venture Fund II. Mr. Golding serves on the board of directors of Vocus, Inc., a publicly traded provider of online marketing software. From May 1999 to November 2013, Mr. Golding served on the board of directors of JTH Holding, Inc., a publicly traded company and the parent company of Liberty Tax Service, a retail tax preparation company. Mr. Golding received a B.A. in Management Science from Boston College and an M.A. in Urban and Regional Planning from the University of Pittsburgh. We believe that Mr. Golding's service on over 24 boards of directors over his career allows him to bring extensive experience regarding the management of private and public companies, and particularly software as a service companies, to our board of directors.

        Ronald W. Kaiser has been a member of our board of directors since January 2009. Mr. Kaiser has served on the board of directors of the Neat Company, a provider of digital filing systems, since November, 2012 and, since October 2013, he has served as its interim CEO. From November 2009 to March 2011, Mr. Kaiser served as Chief Executive Officer and Chairman of the Board of MobileAccess Networks, Inc., a provider of in-building wireless communications equipment. From January 2008 to November 2009 and from March 2011 to October 2013, Mr. Kaiser served as an independent consultant. From January 2007 to December 2007, Mr. Kaiser served as Chief Financial Officer of Sucampo Pharmaceuticals, Inc., a pharmaceutical research and development company. From March 2005 to December 2006, Mr. Kaiser served as Chief Financial Officer of PharmAthene, Inc., a provider of medical products to counter biological and chemical weapons. From April 2003 to January 2005, Mr. Kaiser served as Chief Financial Officer of Air Cargo, Inc., a freight logistics and bill processing provider. In December 2004, Air Cargo, Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court. Mr. Kaiser also serves on the board of directors of Vocus, Inc., a publicly traded provider of software for public relations management. From September 2003 until its sale in December 2012, he served on the board of directors and as chairman of the audit committee of OPNET Technologies, Inc., a publicly traded provider of solutions for managing applications networks. We believe that Mr. Kaiser's detailed knowledge of accounting issues faced by software companies, his experience in corporate finance and executive management and his service as Chief Financial Officer for nine different technology companies allows him to be a key contributor to our board of directors.

        Jackie R. Kimzey has been a member of our board of directors since March 2008. Since October 1999, Mr. Kimzey has served as a General Partner of Sevin Rosen Funds, a venture capital firm. He also has served as the executive director for the Institute for Innovation and Entrepreneurship at the University of Texas at Dallas since August 2012 and has been a member of the faculty since August 2009. Prior to joining Sevin Rosen, Mr. Kimzey held management positions at the semiconductor manufacturer Mostek Corporation and was also co-founder and Chief Executive Officer of wireless provider ProNet Inc. Mr. Kimzey graduated from Abilene Christian University and holds an M.B.A. from the University of Dallas. We believe that Mr. Kimzey's previous experience as a chief executive officer and his service on numerous boards of directors allows him to be a key contributor to our board of directors.

        Gerald G. Kokos has been a member of our board of directors since September 2002. Since January 2000, Mr. Kokos has served as President, Chief Executive Officer and a director of VFA, Inc., a provider of solutions for facilities capital planning and spend management. Prior to his tenure at VFA, Mr. Kokos served as President and Chief Executive Officer of Empirical Software, Inc., a software start-up company focusing on service level management solutions, from 1998 to 2000. From 1996 to 1998, Mr. Kokos served as Executive Vice President of the Investors Services Group at First Data Corporation, a payment processing company. Mr. Kokos holds a B.S. from the United States Coast Guard Academy and an M.B.A. from Yale University, and is designated a Board Leadership Fellow by the National Association of Corporate Directors (NACD). Prior to his business career, Mr. Kokos served in the U.S. Coast Guard for nine years, achieving the rank of lieutenant commander. We believe that Mr. Kokos' qualifications to sit on our board of directors include a detailed understanding of enterprise solution providers, which is directly relevant to our business, and expertise in the management of complex technology companies.

        Richard S. Pontin has been a member of our board of directors since March 2007. Currently, Mr. Pontin is a partner with Teakwood Capital in Dallas, Texas. As part of his responsibilities, he serves as Chairman of the board of directors of Clockwork Solutions and InReach LLC, both private companies. He also serves on the boards of several other private companies. Mr. Pontin served as Chief Executive Officer of Traq from December 2004 until its acquisition by us in March 2007, following which Mr. Pontin served as our Executive Chairman until May 2009. Prior to joining Traq, Mr. Pontin served as President and Chief Operating Officer of Broadwing Corporation (now Level 3 Communications, LLC) and as President and Chief Operating Officer of Cincinnati Bell Inc. From May 2009 to January 2010, Mr. Pontin served as Chief Executive Officer of Airband Communications, Inc., a provider of fixed-wireless broadband for businesses. From January 2010 to April 2011, Mr. Pontin served as Chief Executive Officer of AirClic, Inc., a provider of mobile supply chain enterprise resource planning solutions. Mr. Pontin received his B.S. and M.B.A. degrees from Drexel University. As the Chief Executive Officer of multiple companies, including Traq, we believe that Mr. Pontin's detailed knowledge of our business and his ability to manage complex technology companies allows him to be a key contributor to our board of directors.

        Noah J. Walley has been a member of our board of directors since July 2008. Since April 2003, Mr. Walley has served as Head of North American Technology Investing of Investor Growth Capital, Inc., a venture capital firm. Prior to his tenure at Investor Growth Capital, Mr. Walley served as a General Partner with Morgan Stanley Venture Partners and, prior to joining Morgan Stanley, he worked for the venture capital firms of Bachow & Associates and Desai Capital Management, as well as the management consulting firm McKinsey & Company. Mr. Walley holds a J.D. degree from Stanford Law School and as well as M.A. and B.A. degrees from Oxford University. In addition to representing one of our principal stockholders, we believe that Mr. Walley's experience serving on numerous boards of directors and as a venture capital investor and management consultant allows him to be a key contributor to our board of directors, particularly with respect to addressing our equity financing needs and mergers and acquisitions.

  Board Composition

        In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, each of which consists, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors and each of whose members serve for staggered three-year terms. As a result, only one class of our board of directors is elected each year. Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The members of the classes are as follows:

  •
  the class I directors are Messrs. Golding, Kaiser and Kokos, and their term will expire at the annual meeting of stockholders to be held in 2015;

  •
  the class II directors are Messrs. Coit, Kimzey and Walley, and their term will expire at the annual meeting of stockholders to be held in 2016; and

  •
  the class III directors are Messrs. Foy, Pontin and Subbloie, and their term will expire at the Annual Meeting.

        Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation and bylaws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

  Board Determination of Independence

        Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company's board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

        In addition, beginning on the earlier of October 31, 2014, or the date of our 2014 annual meeting, members of our compensation committee will also be required to satisfy heightened independence requirements contained in the Nasdaq Listing Rules as well as Rule 10C-1 under the Exchange Act. When determining the independence of the members of our compensation committee, our board of directors will be required to consider all factors specifically relevant to determining whether a director has a relationship with us that is material to that director's ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of that director, including any consulting, advisory or other compensatory fee paid by us to that director; and (2) whether that director is affiliated with our company, a subsidiary of our company or an affiliate of a subsidiary of our company.

        Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that none of Messrs. Coit, Foy, Golding, Kaiser, Kimzey, Kokos, Pontin and Walley, representing eight of our nine directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Our board of directors has also determined that Messrs. Coit, Kaiser, Kokos and Pontin, who comprise our audit committee, Messrs. Golding, Kaiser and Walley, who comprise our compensation committee, and Messrs. Kimzey, Kokos and Walley, who comprise our nominating and corporate governance committee, satisfy the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director. In addition, although the heightened independence requirements described above for members of our compensation committee are not yet applicable to us, our board of directors has considered these heightened independence requirements and determined that each of Messrs. Golding, Kaiser and Walley is independent under these requirements.

How Our Board is Organized

  Board Leadership Structure

        Albert R. Subbloie, Jr., our Chief Executive Officer, is also the Chairman of the Board. We believe that having the same individual hold both positions is in the best interests of Tangoe and our stockholders and consistent with good corporate governance for the following reasons:

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  our Chief Executive Officer is more familiar with our business and strategy than an independent, non-employee Chairman would be and is thus better positioned to focus our board's agenda on the key issues facing our company;

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  a single Chairman and Chief Executive Officer provides strong and consistent leadership for Tangoe, without risking overlap or conflict of roles;

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  oversight of our company is the responsibility of our board as a whole, and this responsibility can be properly discharged without an independent Chairman; and

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  our Lead Director can provide similar benefits to those associated with an independent Chairman.

        Gerald G. Kokos is our Lead Director. Mr. Kokos is an independent director within the meaning of the Nasdaq Listing Rules (see "—Our Board of Directors—Board Determination of Independence" above). His duties as Lead Director include the following:

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  chairing meetings of the independent directors in executive session;

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  meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;

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  facilitating communications between other members of our board and our Chairman and Chief Executive Officer;

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  monitoring communications from stockholders and other interested parties and providing copies or summaries to the other directors as he considers appropriate (see "—Board Processes—Communications with Stockholders" below);

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  working with our Chairman and Chief Executive Officer in the preparation of the agenda for each board meeting and in determining the need for special meetings of our board; and

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  consulting with our Chairman and Chief Executive Officer on matters relating to corporate governance and board performance.

Board Committees

        Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a charter that has been approved by our board of directors. Copies of the committee charters are posted on the Investor Relations section of our website, which is located at investor.tangoe.com.

  Audit Committee

        The members of our audit committee are Messrs. Coit, Kaiser, Kokos and Pontin. Mr. Kaiser is the chair of the audit committee and is also an "audit committee financial expert," as defined in applicable SEC rules. The audit committee's responsibilities include:

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  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

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  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

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  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

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  discussing our risk management policies;

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  establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

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  meeting independently with our independent registered public accounting firm and management;

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  reviewing and approving or ratifying any related person transactions; and

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  preparing the audit committee report required by SEC rules.

        All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

        The audit committee met seven times during 2013.

  Compensation Committee

        The members of our compensation committee are Messrs. Golding, Kaiser and Walley. Mr. Golding is the chair of the compensation committee. The compensation committee's responsibilities include:

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  reviewing and approving, or making recommendations to our board with respect to the compensation of our executive officers;

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  overseeing an evaluation of our senior executives;

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  reviewing and making recommendations to our board with respect to cash and equity incentive plans;

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  administering our equity incentive plans;

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  reviewing and making recommendations to our board with respect to director compensation;

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  reviewing and discussing annually with management our "Compensation Discussion and Analysis" disclosure required by SEC rules;

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  preparing the annual compensation committee report required by SEC rules; and

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  appointing, compensating and overseeing any compensation consultant, legal counsel or other advisor to the compensation committee.

        The compensation committee met seven times during 2013.

  Nominating and Corporate Governance Committee

        The members of our nominating and corporate governance committee are Messrs. Kimzey, Kokos and Walley. Mr. Kimzey is the chair of the nominating and corporate governance committee. The nominating and corporate governance committee's responsibilities include:

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  identifying individuals qualified to become members of our board;

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  recommending to our board the persons to be nominated for election as directors and to each of our board's committees;

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  reviewing and making recommendations to our board with respect to management succession planning;

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  developing and recommending to our board corporate governance principles; and

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  overseeing an annual evaluation of our board.

        The nominating and corporate governance committee met five times during 2013.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company.

 Board Meetings and Attendance

        Our board of directors met ten times during 2013, either in person or by teleconference. During 2013, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees of the board on which he then served.

        We expect members of our board to attend our annual meetings. In 2013, all of the members of our board attended our annual meeting.

Board Processes

  Oversight of Risk

        Our board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices; and our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning.

  Director Nomination Process

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates may include requests to board members and others for recommendations, evaluation of the performance on our board and its committees of any existing directors being considered for nomination, consideration of biographical information and background material relating to potential candidates and, particularly in the case of potential candidates that are not then serving on our board, interviews of selected candidates by members of the committee and our board.

        In considering whether to recommend any particular candidate for inclusion in our board's slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines. Consistent with these criteria, our nominating and corporate governance committee expects every nominee to have the following attributes or characteristics, among others: integrity, honesty, adherence to high ethical standards, business acumen, good judgment and a commitment to understand our business and industry.

        The nominee biographies under "Matters to be Voted on—Proposal 1: To Elect Three Class III Directors, Each for a Three-Year Term" each indicate the experience, qualifications, attributes and skills of each of our current directors that led our nominating and corporate governance committee and our board to conclude he should continue to serve as a director of Tangoe. Our nominating and corporate governance committee and our board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our board as a whole.

        Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds and consequently considers the value of diversity when selecting nominees. The committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

        Stockholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, to our Secretary at Tangoe, Inc., 35 Executive Boulevard, Orange, Connecticut 06477, Attention: Corporate Secretary. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our by-laws. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

  Executive and Director Compensation Processes

        Our executive compensation program is administered by the compensation committee of our board of directors, generally subject to the oversight and approval of our full board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review makes recommendations to our board of directors for approval, which has full discretion to approve or modify the recommendations of the compensation committee.

        In designing our executive compensation program, our compensation committee and board of directors have historically engaged, and we expect will in the future engage, the services of a compensation consulting firm to provide input regarding the executive compensation practices of comparable public software and technology companies. In October 2012 our compensation committee and board of directors engaged Pearl Meyer & Partners, LLC as a compensation consultant to review and evaluate the elements of our executive compensation program, including base salaries, cash incentive bonuses and equity ownership, in connection with the evaluation of executive compensation levels for 2013 by our compensation committee and board of directors. In October 2013 our compensation committee and board of directors engaged Frederick W. Cook & Co., Inc. as a compensation consultant to provide a similar review and evaluation of our executive compensation program in connection with our compensation committee's and board of directors' evaluation of executive compensation levels for 2014.

        Our director compensation program is administered by our board of directors with the assistance of the compensation committee. The compensation committee conducts an annual review of director compensation and makes recommendations to the board with respect thereto. In addition, our compensation committee may from time to time engage the services of a compensation consulting firm to provide input regarding the director compensation practices of comparable public software and technology companies. In February 2013 our compensation committee and board of directors engaged Pearl Meyer & Partners, LLC as a compensation consultant to review and evaluate the elements of our director compensation program, including cash retainers and equity ownership.

  Communications with Stockholders

        Our management will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may communicate with our management by writing to our Secretary at Tangoe, Inc., 35 Executive Boulevard, Orange, Connecticut 06477, Attention: Corporate Secretary, or by calling (203) 859-9300. Additional information about contacting Tangoe is available on the Investor Relations section of our website, which is located at investor.tangoe.com.

        In addition, stockholders who wish to communicate with our entire board may do so by writing to Albert R. Subbloie, Jr., Chairman of the Board, Tangoe Inc., 35 Executive Boulevard, Orange,

Connecticut 06477 and stockholders who wish to communicate with our non-management directors may address such communications to Gerald G. Kokos, Lead Director, Tangoe Inc., 35 Executive Boulevard, Orange, Connecticut 06477. Communications will be forwarded to other directors if they relate to substantive matters that the Chairman or the Lead Director, as the case may be, in consultation with our General Counsel, considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.

Board Policies

  Related Person Transactions

        Our board of directors has adopted a written related person transaction policy setting forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. Our related person transaction policy contains exceptions for certain types of transactions or interests that are not considered to give rise to related person transactions that would be required to be disclosed under SEC rules. In addition, the policy provides that an interest arising solely from a related person's position as an executive officer of another entity that is a participant in a transaction with us is not subject to the policy if each of the following conditions is met:

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  the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity;

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  the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with us and do not receive any special benefits as a result of the transaction; and

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  the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the company receiving payment under the transaction.

        Any related person transaction proposed to be entered into by us must be reported to our chief financial officer and will be reviewed and approved by the audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction whenever practicable. If our chief financial officer determines that advance approval of a related person transaction is not practicable under the circumstances, the audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the audit committee. Alternatively, our chief financial officer may present a related person transaction arising in the time period between meetings of the audit committee to the chair of the audit committee, who will review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.

        In addition, any related person transaction previously approved by the audit committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the audit committee, if any, and that all required disclosures regarding the related person transaction are made. Transactions involving compensation of executive officers will be reviewed and approved by the compensation committee in the manner specified in the charter of the compensation committee.

        A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the audit committee in accordance with the standards set forth in the policy after full disclosure of the related person's interests in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

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  the related person's interest in the related person transaction;

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  the approximate dollar value of the amount involved in the related person transaction;

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  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

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  whether the transaction was undertaken in the ordinary course of business of our company;

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  whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than the terms that could have been reached with an unrelated third party;

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  the purpose of, and the potential benefits to us of, the transaction; and

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  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        The audit committee will review all relevant information available to it about the related person transaction. The audit committee may approve or ratify the related person transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The audit committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

        Since January 1, 2013, we have not engaged in any transactions with our executive officers, directors and holders of more than 5% of our voting securities, and affiliates of our executive officers, directors and 5% stockholders.

  Code of Business Conduct and Ethics

        Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is posted on the Investor Relations section of our website, which is located at investor.tangoe.com.

EXECUTIVE COMPENSATION

Our Named Executive Officers

        Our executive officers, their current positions and their ages as of March 31, 2014 are set forth below:

Name	Age	Position(s)
Albert R. Subbloie, Jr.	53	President, Chief Executive Officer and Chairman of the Board
Gary R. Martino	53	Chief Financial Officer
Christopher Mezzatesta	44	Chief Revenue Officer
Charles D. Gamble	53	Senior Vice President, Customer Account Management
Scott E. Snyder	49	Senior Vice President, Corporate Development & Global Financial Operations

        Albert R. Subbloie, Jr. co-founded Tangoe and has served as President and Chief Executive Officer since October 2000. Mr. Subbloie has also been a member of our board of directors since February 2000 and became Chairman of the Board in March 2010. Mr. Subbloie served as President and Chief Executive Officer of FreeFire, Inc., a provider of an internet software customer relationship management solution, from April 2000 until its sale in July 2000 to TeleTech Holdings, Inc., a business process outsourcing company, following which he served as Executive Vice President of Business Development of TeleTech Holdings, Inc. until October 2000. From 1990 to April 2000, Mr. Subbloie served as President and Chief Executive Officer of Information Management Associates, Inc., or IMA, a global provider of enterprise call center software solutions. Mr. Subbloie also served on the board of directors of buyingedge.com, Inc., a reverse auction website and a subsidiary of IMA from August 1999 until its sale in May 2000. Since March 2006, Mr. Subbloie has served on the board of directors of Operative, Inc., a provider of on-demand internet advertising software management solutions. Mr. Subbloie also served on the board of directors of Acsis, Inc., a provider of radio-frequency identification device management solutions, from March 1998 until its sale in October 2005, including as Chairman of the Board beginning in June 2004. Mr. Subbloie serves on the board of directors of the Connecticut Technology Council and has previously served as its Chairman. Mr. Subbloie holds a degree in Economics from Trinity College. As our founder, President and Chief Executive Officer, as well as a principal stockholder, we believe that Mr. Subbloie's detailed knowledge of our company provides a critical contribution to our board of directors.

        Gary R. Martino has served as our Chief Financial Officer since July 2007. Mr. Martino was also a member of our board of directors from February 2000 to March 2007. From 2001 to July 2007, Mr. Martino was a Managing Director of Riverside Advisors, LLC, a corporate development, financial and mergers and acquisitions advisory firm. From 2000 to 2001, Mr. Martino served as a financial consultant to 6FigureJobs.com, Inc., a career website. Mr. Martino served as Chief Financial Officer of IMA from 1990 to 1999, Executive Chairman of IMA from 1990 to April 2000, President of IMA's buyingedge.com, Inc. subsidiary from 1999 to April 2000 and a non-employee director of IMA from April 2000 to July 2000. Prior to IMA, Mr. Martino worked with Arthur Anderson and Company as a senior consultant responsible for software programming and project management for accounting and decision support software. Mr. Martino received his B.S.B.A. from Georgetown University where he majored in accounting and computer science.

        Charles D. Gamble co-founded Tangoe and has served as Senior Vice President since February 2000, most recently as Senior Vice President, Customer Account Management since December 2010. Prior to Tangoe, Mr. Gamble served as President and Chief Operating Officer of a large consumer electronics internet retailer, selling satellite television systems and telecommunications equipment over the internet. Earlier, Mr. Gamble launched the ISP division for Progressive Concepts, Inc., a cellular reseller. Mr. Gamble holds an M.B.A. from the Wharton Business School and a B.A. from Georgetown University.

        Christopher Mezzatesta has served as our Chief Revenue Officer since November 2013. From March 2013 to November 2013, Mr. Mezzatesta served as our Senior Vice President, Global Sales. From August 2012 to March 2013, Mr. Mezzatesta served as our Senior Vice President of Sales & Alliances, and from March 2007 to August 2012 as Senior Vice President of Direct U.S. Sales. Mr. Mezzatesta served as Senior Vice President of Sales of Traq from October 2005 until its acquisition by us in March 2007. Prior to his tenure at Traq, Mr. Mezzatesta was employed by Control Point Solutions, where he served as Senior Vice President of Sales. Mr. Mezzatesta holds a B.S. degree in Economics from the University of Maryland and received his M.B.A. in Strategic Management from the Lubin School of Business at Pace University in New York. Mr. Mezzatesta was elected to the Board of the Telecom Expense Management Industry Association ("TEMIA") and served as the TEMIA Board's Public Relations Committee Chairman for four years.

        Scott E. Snyder has served as our Senior Vice President, Corporate Development & Global Financial Operations since May 2013. From September 2011 to May 2013, Mr. Snyder served as our Senior Vice President, Corporate Development. From October 2008 to September 2011, Mr. Snyder served as our Senior Vice President, Mobile Solutions and from March 2007 to October 2008, Mr. Snyder served as our Senior Vice President, Managed Services. Mr. Snyder served as Chief Operating Officer of Traq from August 2006 until its acquisition by us in March 2007. From April 2005 to August 2006, Mr. Snyder served as Vice President, Engineering and Operations of Traq. Prior to his tenure at Traq, Mr. Snyder was employed by Trilogy Software, Inc., where he led product direction and development. Mr. Snyder holds M.S. and B.S. degrees from the University of Michigan.

        Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Compensation Discussion and Analysis

  Executive Summary

        2013 Financial and Business Highlights

        Tangoe is a leading global provider of connection lifecycle management, or CLM, software and services to a wide range of global enterprises and service providers. CLM covers the entire spectrum of an enterprise's connection-based assets and services such as voice and data services, mobile devices and usage, machine-to-machine connections, cloud software and services, enterprise social and information technology connections, and encompasses the entire lifecycle of these assets and services, including planning and sourcing, procurement and provisioning, inventory and usage management, mobile device management, or MDM, real-time telecommunications expense management, or rTEM, invoice processing, expense allocation and accounting and asset decommissioning and disposal.

        2013 was our second full year as a public company. In 2013:

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  our total revenues increased 22% to $188.9 million and our recurring technology and services revenue increased 22% to $168.5 million;

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  our net income increased 63% to $5.0 million and our adjusted EBITDA increased 33% to $29.7 million;1

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  our common stock share price on NASDAQ rose 52% from year-end 2012 to year-end 2013;

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  we added 174 new customers, an increase of 20% compared to the 145 added during 2012;

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  we continued our global expansion and invested in international markets including the Europe/Middle East/Africa, Latin America and Asia Pacific markets;

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  we launched our Matrix Solution Suite, further validating our vision for technology and innovation; and

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  we returned $6.9 million to our stockholders through stock buybacks, in addition to the $2.2 million returned through stock buybacks in 2012.

        2013 Compensation

        We believe that our 2013 executive officer compensation was consistent with and properly reflected our corporate performance for the year. Highlights of our 2013 executive officer compensation program included:

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  For 2013, our CEO's base salary increased 7.3%, our CFO's base salary increased 3.3%, our Chief Revenue Officer's base salary increased 7.5% and the base salaries of our other two executive officers remained the same as in 2012. After these increases, the base salaries of all of our executive officers approximated the 50th percentile of base salaries for officers holding comparable positions in our 2013 public company benchmark group.

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  Bonus awards for our CEO, CFO and one other executive officer were tied to achievement of corporate revenue and adjusted EBITDA goals, and bonus awards for our other two executive officers were conditioned on achievement of goals related to their sales management and customer account management responsibilities.

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  Because of our aggressive corporate and individual goals, and notwithstanding strong corporate and individual performance in 2013, actual cash bonuses paid to our CEO and CFO under our 2013 corporate bonus plan were less than 30% of their respective target bonus amounts.

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  78% of our CEO compensation in 2013 was in the form of equity awards, 66% of our CFO compensation in 2013 was in the form of equity awards and at least 46% of the compensation of each of our other executive officers in 2013 was in the form of equity awards, determined using base salary, bonus potential and the grant date fair value of equity awards.

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  In 2013, approximately 20% of our equity awards to executive officers was in the form of stock options that vest over a 4-year period and that only have value if our stock price increases above the exercise prices of the options, which were equal to the closing price of our common stock on NASDAQ on the dates of grant; approximately 40% was in the form of performance stock units (or PSUs) that would vest only if our total revenue was at least $189 million for 2013 and approximately 40% was in the form of restricted stock units vesting over 3 years, in each case determined using the grant date fair value of equity awards.

1
Adjusted EBITDA is a non-GAAP financial measure. We calculate adjusted EBITDA as net income plus interest expense, other expense, income tax provision, depreciation and amortization, amortization of marketing agreement intangible assets, stock-based compensation expense and restructuring charge, less amortization of leasehold interest, interest income and other income, and adjustments for other non-cash and non-recurring items for the applicable period. A reconciliation of our GAAP results to this non-GAAP financial measure can be found in Appendix B to this proxy statement.

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  Our total revenue for 2013 was $188.9 million, or approximately $100,000 less than required for the vesting of the PSUs we issued to our executive officers in 2013 and, as a result, all of the PSUs were forfeited in February 2014.

        Compensation and Related Practices

        We believe that our compensation and related practices motivate our executives to achieve our operating plans, encourage retention, incentivize our executive officers to execute our corporate strategy without taking undue risks and are appropriate to our size and stage of development. These practices include the following:

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  We have an independent Compensation Committee.

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  We have an independent compensation consultant that reports directly to the Compensation Committee.

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  Our executive compensation programs are subject to a thorough oversight process that entails Compensation Committee review and recommendation of program design and practices, approval of program design and practices by the full board of directors, benchmarking against external practices and peer group data and advice from our compensation consultant.

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  All executive officers are at-will employees.

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  We do not provide excise tax gross up payments in connection with change in control benefits or executive perquisites.

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  Each year we assess the risk inherent in our compensation programs, and we have concluded that our programs do not create risks that are reasonably likely to have a material adverse effect on our company.

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  Our equity plan prohibits the granting of options with an exercise price less than the fair market value of the Company's common stock on the date of grant.

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  Our equity plan prohibits the following without stockholder approval, except in connection with a corporate transaction involving the Company: any amendment of an outstanding option or SAR to reduce the exercise price of such outstanding option or SAR; any cancellation of outstanding options or SARs in exchange for options or SARs with an exercise price that is less than the exercise price of the original options or SARs; or, any cancelation of outstanding options or SARs with an exercise price above the then current price of our common stock on the NASDAQ Global Select Market in exchange for cash or other securities.

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  Our policy on the timing of equity award grants prohibits grants to executive officers during closed trading windows.

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  Our insider trading policy prohibits hedging and pledging transactions in company securities and requires pre-clearance before any executive officer may engage in any transactions in our common stock.

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  We have adopted significant stock ownership guidelines for our executive officers, including a requirement that our CEO hold equity having a value equal to at least ten times the CEO's annual base salary.

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  Our Code of Business Conduct and Ethics mandates ethical and legal behavior standards for all employees, wherever located, and we seek annual affirmations of compliance from all employees, including executive officers and directors.

  Compensation-Setting Process and Peer Group

        Our executive compensation program is administered by the compensation committee of our board of directors, subject to the oversight and approval of our full board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review makes recommendations to our board of directors for approval, which has full discretion to approve or modify the recommendations of the compensation committee.

        In designing our executive compensation program, our compensation committee and board of directors have historically engaged, and we expect will in the future engage, the services of a compensation consulting firm to provide input regarding the executive compensation practices of comparable public software and technology companies. In October 2012 our compensation committee and board of directors engaged Pearl Meyer & Partners, LLC, which we refer to as Pearl Meyer, as a compensation consultant to review and evaluate the elements of our executive compensation program, including base salaries, cash incentive bonuses and equity ownership, in connection with the evaluation of executive compensation levels for 2013 by our compensation committee and board of directors. As part of this evaluation, Pearl Meyer developed a peer group of public software and technology companies with revenues, market capitalizations and revenue growth metrics generally comparable to our own.

        The compensation peer group established in October 2012 and used to evaluate executive compensation levels for purposes of setting 2013 compensation was as follows:

2013 Peer Group

Aspen Technology	Bazaarvoice
Constant Contact	Cornerstone
OnDemand	DealerTrack
Demandware	Ellie Mae
Eloqua	Imperva
Jive Software	LivePerson
LogMeIn	PROS Holdings
Responsys	Saba Software
Synchronoss Technologies	Ultimate Software
Vocus

        In April 2013, our compensation committee reviewed the independence of Pearl Meyer as compensation consultant pursuant to the rules of the Securities and Exchange Commission and concluded that no conflict of interest existed that would affect their independence.

        In addition, in establishing our 2013 executive compensation program, our compensation committee and board of directors considered the results of the stockholder vote on the non-binding advisory proposal to approve executive compensation that was presented at our 2012 annual meeting of stockholders. Considering the approval of this proposal by our stockholders at our 2012 annual meeting, our compensation committee and board of directors determined not to make any specific changes to our executive compensation program for 2013 in response to this stockholder vote.

  Objectives and Philosophy of Our Executive Compensation Program

        The primary objectives of our compensation committee and board of directors with respect to executive compensation are to:

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  attract, retain and motivate the best possible executive talent;

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  ensure executive compensation is aligned with our corporate strategies and business objectives;

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  promote the achievement of key financial performance measures by linking cash and equity incentives to the achievement of measurable corporate and, in some cases, individual performance goals; and

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  align the incentives of our executives with the creation of value for our stockholders.

        Our compensation committee and board of directors expect to continue to implement and maintain compensation plans to achieve these objectives. Our compensation plans and policies have previously, and we expect will continue to, compensate executive officers with a combination of base salary, short term cash incentive bonuses and equity incentives. Historically, short term cash incentive bonuses have been tied to key financial metrics such as revenue; annual recurring revenue, or ARR, which we calculate as the aggregate annual value of recurring revenue that we expect to recognize from customer contracts that we enter into during the period in question; adjusted EBITDA, which is a non-GAAP measure (see Appendix B for a reconciliation of GAAP net income to adjusted EBITDA); and, in the case of certain of our executive officers, the achievement of individual sales or other performance goals.

        We have provided, and expect to continue to provide, a portion of our executive compensation in the form of equity incentive awards that vest over time, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation. Our equity awards include both performance- and time-based vesting terms and a mix of options, performance stock units and restricted stock units, all as further described below. We intend to continue our philosophy of compensating our executive officers in a competitive manner with regard to our industry and public company benchmark group.

  Components of Our Executive Compensation Program

        The primary elements of our executive compensation program are:

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  base salary;

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  short term cash incentive bonuses;

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  equity incentive awards; and

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  severance, change in control and other benefits.

        We have not had any formal or informal policy or target for allocating compensation between long-term and short-term compensation, or between cash and non-cash compensation or among different forms of non-cash compensation. Instead, our compensation committee and board of directors have established, and we expect will continue to establish, these allocations for each executive officer on an annual basis solely on the basis of their determinations as to the amounts to be paid with respect to each component of executive compensation as described below.

        Base Salaries.    Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executive officers. None of our named executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. Our compensation committee and board of directors have evaluated, and we expect will continue to evaluate, the base salaries of our executive officers for adjustment on an annual basis, based on a subjective assessment of each executive's performance, the other components of compensation paid to that executive officer and general compensation trends in our industry.

        For 2013, our compensation committee and board of directors determined to generally maintain the base salaries of our named executive officers at or around the 50th percentile for executives holding equivalent offices within our 2013 public company benchmark group. In making this determination, our compensation committee and board of directors considered the need to continue to retain our named executive officers, whom our compensation committee and board of directors determined to be critical to our success, and also considered Pearl Meyer's comparison of our corporate performance, as measured by revenue growth, EBITDA margin, total shareholder return and free cash flow growth, against the performance of the companies in our 2013 public company benchmark group. For these purposes, Pearl Meyer calculated EBITDA margin as EBITDA as a percentage of revenue, total shareholder return as net change in stock price plus dividends paid, and free cash flow as net cash provided by operating activities less capital expenditures. That comparison concluded that on average, our performance was near the market median on a trailing four quarter basis. Our compensation committee and board of directors also considered the advice of Pearl Meyer that for newly public companies, financial performance should not necessarily be a primary driver of compensation decisions, and the fact that volatility in our stock price over the last four months of 2012 had a significant impact on the comparison of our total shareholder return to that of the companies in our 2013 public company benchmark group. Our compensation committee and board of directors, in consultation with Pearl Meyer, determined in general that the base salaries of our executive officers approximated or in some cases were below the 50th percentile of 2012 base salaries for executives holding equivalent positions within our 2013 public company benchmark group. Accordingly, the compensation committee and board of directors increased the base salaries of certain of our executive officers as follows, which our compensation committee and board of directors, in consultation with Pearl Meyer, determined would continue to approximate the 50th percentile of base salaries for executives holding equivalent positions within our 2013 public company benchmark group:

Name	% Increase in Base Salary
Albert R. Subbloie, Jr.	7.3%
Gary R. Martino	3.3
Christopher Mezzatesta	7.5
Charles Gamble	—
Scott E. Snyder	—

        Cash Incentive Bonuses.    Our compensation committee and board of directors have established, and we expect will continue to establish, cash incentive bonuses for selected employees, including our executive officers, to incentivize and provide compensation for the achievement of company financial goals, and, in the case of some executive officers, individual performance goals. Cash incentive bonuses have historically been paid upon the satisfaction of objective and subjective performance criteria set in corporate and individual cash bonus plans established by our compensation committee and board of directors near the beginning of the fiscal year and we expect that our compensation committee and board of directors will continue to establish such corporate and individual cash bonus plans in accordance with our past practice. We expect that our compensation committee and board of directors will set goals that reflect performance in line with our company forecasts. We also expect that our compensation committee and board of directors will retain discretion to adjust cash incentive bonuses downward, but subject this discretion to limitations that will be determined by our compensation committee and board of directors at the time of adoption of future cash incentive bonus plans.

        2013 Corporate Bonus Plan

        For 2013, our compensation committee and board of directors established a cash incentive bonus plan for our executives and certain other employees, providing for payments of cash incentive bonuses:

  •
  on a quarterly basis for achievement of corporate quarterly goals;

  •
  at year-end in respect of quarterly bonuses that were not earned during the year, in the event that corporate annual goals were achieved; and

  •
  at year-end for additional overperformance of one selected corporate annual metric.

        Our compensation committee and board of directors determined that, as in prior years, bonuses under the 2013 corporate bonus plan would be determined according to two company financial metrics, specifically adjusted EBITDA and revenue. Adjusted EBITDA is a non-GAAP measure; see Appendix B for a reconciliation of net income to adjusted EBITDA. In setting the quarterly and annual corporate performance goals for adjusted EBITDA and revenue under the 2013 corporate bonus plan, our compensation committee and board of directors set goals that were in line with our forecasts for company performance.

        In determining the amounts of cash bonuses eligible to be paid out under the 2013 corporate bonus plan to our named executive officers, our compensation committee and board of directors reviewed the bonus practices of our 2013 public company benchmark group and established potential bonuses that were comparable with the respective median bonuses of the benchmark group for executives holding comparable positions. Mr. Subbloie, Mr. Martino and Mr. Snyder participated in our corporate bonus plan in 2013. Our President and Chief Executive Officer, with the knowledge and consent of our compensation committee and board of directors, determined that, as with our 2012 corporate bonus plan, Mr. Gamble and Mr. Mezzatesta would not participate in the 2013 corporate bonus plan and that all bonus compensation paid to Mr. Gamble and Mr. Mezzatesta for 2013 would be paid through the provisions of individual bonus plans, as further described below.

        The potential bonuses for our named executive officers, exclusive of adjusted EBITDA overperformance bonuses, were as follows, expressed both in percentages of base salary and in absolute dollars:

Name	Potential Bonus % of Base	Potential Bonus ($)
Albert R. Subbloie, Jr.	86%	$380,000
Gary R. Martino	58	180,000
Scott E. Snyder	40	85,000

        Our President and Chief Executive Officer retained discretion to reduce any quarterly and year-end bonus eligible to be paid to any participant in our 2013 corporate bonus plan by up to 25% based on our President and Chief Executive Officer's assessment of such participant's performance during 2013, including, without limitation, with respect to goals and objectives established by the President and Chief Executive Officer for such participant. Our board of directors, based on the recommendation of our compensation committee, retained discretion to reduce any quarterly and year-end bonus eligible to be paid to our President and Chief Executive Officer under our 2013 corporate bonus plan by up to 25% based on our board of director's and compensation committee's assessment of his performance during 2013. In addition, our board of directors and compensation committee retained the discretion to reduce any year-end bonus payable under our 2013 corporate bonus plan provided that such discretion could not be exercised with respect to a participant until such participant received at least 85% of the potential bonus amount payable to such participant (exclusive of adjusted EBITDA overperformance bonuses), after giving effect to any reduction of such bonuses by our President and Chief Executive Officer, or, in the case of our President and Chief Executive Officer, by our board of directors or compensation committee pursuant to the discretion described above with respect to 25% of any bonus.

        Corporate Quarterly Cash Incentive Bonuses.    Participants under the 2013 corporate bonus plan were eligible to receive cash bonus payments upon the achievement of corporate quarterly goals with respect to adjusted EBITDA and revenue. In the first quarter of 2013, our compensation committee and board of directors established quarterly goals for each financial metric under the 2013 corporate bonus plan. The following table sets forth the quarterly goals for each financial metric for 2013:

	Q1	Q2	Q3	Q4
Revenue	$44,700,000	$46,400,000	$48,350,000	$50,550,000
Adjusted EBITDA	6,500,000	7,300,000	8,250,000	9,450,000

        For each quarter, the target adjusted EBITDA goal was required to be exceeded before any bonus became payable. Thereafter, all of the excess of achieved adjusted EBITDA for the quarter over the quarterly goal was eligible to be paid as quarterly cash incentive bonuses under the plan, up to the following maximum quarterly amounts:

	Q1	Q2	Q3	Q4
Maximum quarterly bonuses	$500,946	$576,087	$676,277	$751,418

        Of this potential aggregate quarterly cash incentive bonus, 50% would be deemed payable as a quarterly cash incentive bonus with respect to adjusted EBITDA due to achievement of the adjusted EBITDA goal for the quarter without any further conditions. The remaining 50% would be payable as a quarterly cash incentive bonus with respect to revenue, subject to revenue performance for the quarter meeting the percentage thresholds set forth in the table below with respect to the quarterly revenue goal:

Percentage Revenue Performance vs. Quarterly Goal	Percentage of Revenue Bonus Payable
100%	100%
99	80
98	60
97	30
96	15
95	5
Less than 95	0

        Quarterly cash incentive bonus payments were calculated on an aggregate basis, and each plan participant was eligible to receive a portion of the aggregate quarterly cash incentive bonus payments equal to the percentage that such participant's total potential bonuses under the plan represented of the aggregate potential bonuses payable under the plan for the period (in each case exclusive of potential overperformance bonuses). The percentage interests of Mr. Subbloie, Mr. Martino and Mr. Snyder in the plan were approximately the following amounts:

Name	Percentage of aggregate bonus payments (%)
Albert R. Subbloie, Jr.	15.17%
Gary R. Martino	7.19
Scott E. Snyder	3.39

        The following table sets forth for each quarter of 2013 our actual performance for each of revenue and adjusted EBITDA (prior to the payment of bonuses under the 2013 corporate bonus plan in the case of adjusted EBITDA and in each case as calculated at the time of the respective bonus determinations), that performance as measured against the quarterly goal and the aggregate amount of the quarterly cash incentive bonuses that were eligible to be paid to all participants under the 2013 corporate bonus plan relating to revenue and adjusted EBITDA as a result of such performance.

			Adjusted EBITDA (Prior to Payment of Bonuses under the 2013 Corporate Bonus Plan)
	Revenue
						Eligible Quarterly Adjusted EBITDA Bonus
	Actual	% of Goal	Actual	Excess over Goal	Eligible Quarterly Revenue Bonus
Q1	$44,860,000	100%	$7,211,000	$711,000	$250,473	$250,473
Q2	46,407,000	100	7,450,000	150,000	75,000	75,000
Q3	47,620,000	98	7,259,000	0	0	0
Q4	50,027,000	99	8,408,000	0	0	0

        In accordance with their percentage interests in quarterly cash incentive bonus payments under the 2013 corporate bonus plan, Mr. Subbloie, Mr. Martino and Mr. Snyder were paid quarterly bonuses in the following amounts:

Name	Q1 ($)	Q2 ($)	Q3 ($)	Q4 ($)
Albert R. Subbloie, Jr.	$76,000	$22,757	—	—
Gary R. Martino	36,000	10,780	—	—
Scott E. Snyder	17,000	5,090	—	—

        Company Year-End Catch-Up Cash Incentive Bonuses.    In the event that the potential quarterly cash incentive bonuses were not earned in full, the 2013 corporate bonus plan provided for the opportunity for participants to receive year-end catch-up cash incentive bonuses of up to the amount of the potential quarterly cash incentive bonuses that were not earned. If any quarterly cash incentive bonuses were not earned in the maximum amount established under the plan, then the unearned portion would remain eligible to be earned at year end in the event that we exceeded the annual adjusted EBITDA goal, and, with respect to unearned revenue quarterly bonuses, also achieved certain percentages of the annual revenue goal, under the 2013 corporate bonus plan. Similarly to the quarterly cash incentive bonuses, the potential maximum amount of the year-end catch-up cash incentive bonuses would be calculated based upon the amount by which achieved adjusted EBITDA (prior to the payment of bonuses under the 2013 corporate bonus plan) exceeded the goal established for the year, subject to a fixed maximum. The portions attributable to unearned adjusted EBITDA and revenue quarterly incentive bonuses would then become payable based, respectively, on our adjusted EBITDA and revenue performance for the year against the annual goals under the 2013 corporate bonus plan. In 2013, the second, third and fourth quarter cash incentive bonuses were not fully earned and therefore the unearned portion of the bonuses was eligible to be earned as year-end catch-up cash incentive bonuses under the 2013 corporate bonus plan. However, our adjusted EBITDA for 2013 did not exceed the goal established for the year and, accordingly, no year-end catch-up cash incentive bonuses became payable.

        Company Additional Overperformance Cash Incentive Bonuses.    To the extent that our adjusted EBITDA for 2013 exceeded our adjusted EBITDA goal for the year after the payment of bonuses described above, 20% of such excess was eligible to be paid to select participants under the 2013 corporate bonus plan, including Mr. Subbloie, Mr. Martino and Mr. Snyder, in accordance with certain overperformance percentage interests specified under the plan. Our compensation committee and board of directors established an adjusted EBITDA goal for the year of $31,500,000 and determined that the overperformance percentage interests would be the following amounts for Mr. Subbloie, Mr. Martino and Mr. Snyder, respectively.

Name	Percentage of aggregate bonus payments (%)
Albert R. Subbloie, Jr.	30%
Gary R. Martino	20
Scott E. Snyder	10

        These percentages were recommended to our compensation committee and board of directors by our President and Chief Executive Officer to reflect his judgment regarding the relative contribution of our executive officers to any adjusted EBITDA overperformance for the year, and taking into account the expected extraordinary efforts and contributions required for us to achieve the overperformance. As determined for the purposes of calculating the overperformance cash incentive bonuses, our actual adjusted EBITDA for 2013 following the payment of bonuses under the 2013 corporate bonus plan was $29,684,000, which was less than our board-approved adjusted EBITDA goal for the year and, accordingly, no overperformance cash incentive bonuses were payable.

  2013 Bonus Plan of Mr. Mezzatesta

        For 2013, our President and Chief Executive Officer, with the knowledge and consent of our compensation committee and board of directors, established an individual bonus plan for Mr. Mezzatesta in lieu of participation by Mr. Mezzatesta in our 2013 corporate bonus plan. Under this plan, Mr. Mezzatesta was eligible to receive quarterly bonuses in the aggregate amount of up to $215,000, which is equal to 100% of his base salary. In addition, Mr. Mezzatesta was entitled to have his quarterly bonuses be paid in a minimum guaranteed amount of $11,250 per quarter. The amount of each quarterly bonus was to be determined by our President and Chief Executive Officer in his discretion, based on his subjective assessment of Mr. Mezzatesta's performance during 2013, including with respect to ARR attributable to new sales bookings, recurring revenue increases quarter-over-quarter, and the Company's sales organization's general performance related to expenses incurred, as well as other corporate objectives, such as headcount growth and international expansion. In exercising his discretion, our President and Chief Executive Officer took into account the operation of our 2013 corporate bonus plan, and the resulting bonuses paid to other members of senior management who participated in that plan.

        Our board of directors and compensation committee held discretion to reduce Mr. Mezzatesta's year-end bonus once he received at least 85% of his potential bonus amount. For 2013, Mr. Mezzatesta was paid the following quarterly bonus amounts, which amounts are comprised of his minimum guaranteed amount of $11,500 per quarter, plus amounts determined by our President and Chief Executive Officer in his discretion, based on his subjective assessment of Mr. Mezzatesta's performance during each quarter:

	Bonus ($)
Q1	$46,750
Q2	18,830
Q3	72,450	(1)
Q4	11,250

(1)
A portion of this third quarter bonus, in the amount of $61,200, was paid by way of a stock award of 4,000 shares, granted in November 2013, with a grant date value of $61,200.

  2013 Bonus Plan of Mr. Gamble

        For 2013, our President and Chief Executive Officer, with the knowledge and consent of our compensation committee and board of directors, established an individual bonus plan for Mr. Gamble in lieu of participation by Mr. Gamble in our 2013 corporate bonus plan. Under this plan, Mr. Gamble was eligible to receive a bonus in the amount of up to $125,000, which is equal to 63% of his base salary. Of this amount, $75,000 was payable based on achievement of specified goals for existing customer renewals and bookings net of attrition, $25,000 was payable based on achievement of specified goals for the timing and amount of revenue recognized on a quarter-by-quarter basis from customer renewals net of attrition, $12,500 was payable based on achievement of goals for the terms obtained with respect to customer renewals, and $12,500 was payable based on the account management group managed by Mr. Gamble not exceeding budgeted amounts for travel and entertainment expenses. Similar to our 2013 corporation bonus plan, our President and Chief Executive Officer held discretion to reduce Mr. Gamble's bonus by up to 25% based on the President and Chief Executive Officer's assessment of Mr. Gamble's performance during 2013, and our board of directors and compensation committee held additional discretion to reduce Mr. Gamble's year-end bonus once he received at least 85% of his potential bonus amount, after giving effect to any reduction of such bonuses by our President and Chief Executive Officer.

        As originally contemplated, the amount of bonus payable under the plan was to be determined following year-end based on achievement of full year goals with respect to the metrics under the plan by year-end. The amount of bonus payable was to be determined by multiplying the maximum potential bonus payable with respect to the metric in question by the square of the percentage of the applicable goal achieved (up to a maximum of 100%), provided that no bonus would be payable unless at least 50% of the applicable goal was achieved. With Mr. Gamble's consent, it was determined that in lieu of receiving a cash payment under his bonus plan, the amount of Mr. Gamble's bonus payable under the plan would be taken into account when making an annual equity grant to Mr. Gamble in February 2014. This determination was made partly taking into account the operation of our 2013 corporate bonus plan, and the fact that members of senior management who participated in that plan received less than 30% of their target bonuses for 2013. Using the original bonus terms, Mr. Gamble would have been paid the following annual bonus amounts, based on achievement with respect to the metrics shown below:

	Customer Renewals and Bookings Net of Attrition	Revenue from Customer Renewals, Net of Attrition	Customer Renewal Terms	Travel & Entertainment Budget	Total
2013	$35,510	$25,000	$12,500	$12,500	$85,510

        Equity Incentive Awards.    Our equity award program is the primary vehicle for offering long-term incentives to our executives. Prior to our initial public offering in 2011, many of our employees, including our executive officers, were granted awards under a series of stock incentive plans. Many of our employees continue to hold outstanding grants under those prior plans; however, our board of directors determined not to make any further grants under those plans following our initial public offering in 2011. Since our initial public offering, all grants of equity incentive awards that we have made to our employees, including our executive officers, have been made under our 2011 Stock Incentive Plan. Under our 2011 Stock Incentive Plan, our employees, including our executive officers, are eligible to receive grants of stock options, restricted stock awards, restricted stock units and other stock-based equity awards at the discretion of our compensation committee.

        We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe the vesting features of our equity grants further our goal of executive retention because these features provide incentives to our executive officers to remain in our employment during the vesting periods.

        In determining the size of equity grants to our employees, including our executive officers, our compensation committee and board of directors have historically considered, and we expect will continue to consider, the comparative share ownership levels of employees in our public company benchmark group, our corporate performance, the applicable employee's individual performance, the amount of equity previously awarded to the employee, the vesting terms of such awards and the recommendations of management. In assessing our corporate performance for the purposes of determining the sizes of equity grants to be made, our compensation committee and board of directors have evaluated, and we expect will continue to evaluate, our corporate performance on a subjective, general basis, considering metrics such as revenue, ARR, adjusted EBITDA, cash flow, margins and cash balance, but without specific targets or weightings assigned to any such metric.

        We typically make an initial equity award to new executive officers in connection with the start of their employment. We also typically make equity awards to our executives and certain other employees at the beginning of each year, considering both our performance and the individual executive's or employee's performance during the prior year. Annual grants of equity awards, including those to executives, have all been recommended by our compensation committee and reviewed by our board of directors, which in recent years has then delegated to the compensation committee the authority to approve the grants at a later date. Annual grants of equity awards, including those to executives, are granted based on the fair market value of our common stock. Historically, the equity awards we have granted to our executives and other employees have generally been stock options that vest as to 25% of the shares subject to such options at the end of the first year and in equal monthly installments over the succeeding three years. Beginning with the equity awards we made in early 2013, our compensation committee and board of directors have granted to our executives a mixture of stock options, restricted stock units subject to time-based vesting, or RSUs, and restricted stock units subject to both performance- and time-based vesting, or PSUs. The RSUs that we have granted have generally provided for vesting over a three-year period in equal amounts on the first, second and third anniversary of the grant date, or in the case of grants made in early 2014, in equal quarterly amounts beginning on the first anniversary of the grant date and ending on the third anniversary of the grant date. The PSUs that we have granted generally provided for vesting over two years in equal amounts on the first and second anniversaries of the grant date, or in the case of grants made in early 2014, in equal quarterly amounts beginning on the first anniversary of the grant date and ending on the second anniversary of the grant date, but only if the performance criteria are satisfied.

        In determining equity incentive compensation awards made in early 2013, our compensation committee and board of directors took into account their subjective assessments that our overall corporate performance had been strong in 2012 and that Mr. Subbloie, Mr. Martino, Mr. Mezzatesta, Mr. Gamble and Mr. Snyder had each performed well. As in prior years, our compensation committee and board of directors assessed our overall corporate performance during 2012 in a subjective fashion by considering a number of factors, including the following, but without specifically evaluating any such metric against any target or forecast and without assigning a fixed weighting to any such metric:

  •
  revenue;

  •
  ARR;

  •
  adjusted EBITDA;

  •
  cash flow;

  •
  margins;

  •
  cash balance;

  •
  successful completion of a follow-on public offering of our common stock in April 2012;

  •
  execution on our strategic plans;

  •
  general growth and expansion;

  •
  the completion of four acquisitions between December 2011 and August 2012; and

  •
  the performance of our stock.

        Our compensation committee and board of directors evaluated each named executive officer's individual performance on a subjective basis without reference to any specific metric. Our compensation committee and board of directors also took into account the unusual volatility in our stock price beginning at the end of August 2012, despite our strong financial and overall corporate performance, and the fact that the exercise price of the stock options granted to our executives in 2012, at $15.56 per share, was higher than our stock price at the time of the grants made in early 2013. With the assistance of Pearl Meyer, our compensation consultant, our compensation committee and board of directors also assessed the equity incentive granting practices of our 2013 public company benchmark group, and determined that Mr. Subbloie's and Mr. Martino's prior year's equity incentive awards exceeded the 75th percentile for equivalent executives in our 2013 public company benchmark group, which was consistent with the findings and intent of our compensation committee and board of directors that the 2010 through 2012 equity awards should compensate our executives for inadequate equity awards made from 2007 through 2009.

        With the assistance of Pearl Meyer, our compensation consultant, our compensation committee and board of directors also determined that Mr. Mezzatesta's prior year equity award was at the 50th percentile, and that Mr. Snyder's and Mr. Gamble's prior year equity awards were less than the 50th percentile, partly reflecting differences between Mr. Snyder's and Mr. Gamble's roles and the roles of the equivalent executives in our 2013 public company benchmark group. Our compensation committee and board of directors also considered Pearl Meyer's comparison of our corporate performance, as measured by revenue growth, EBITDA margin, total shareholder return, and free cash flow, against the performance of the companies in our 2013 public company benchmark group. That comparison concluded that on average, our performance was near the market median on a trailing four quarter basis. Our compensation committee and board of directors also considered the advice of Pearl Meyer that for newly public companies, financial performance should not be a primary driver of compensation decisions, and the fact that volatility in our stock price over the last four months of 2012 had a significant impact on the comparison of our total shareholder return to that of the companies in our 2013 public company benchmark group.

        In light of these factors, our compensation committee, pursuant to specific delegation from our board of directors, awarded stock options, RSUs and PSUs to our named executive officers. The options were granted at an exercise price of $15.08/share, being the closing price of our common stock on The NASDAQ Global Select Market on the date of grant, which amount our board of directors has determined represents the fair market value of our common stock on the date of grant and with four-year vesting pursuant to which 25% of the shares subject to the options vest on the first anniversary of the date of grant and the balance vest monthly over the thirty-six months following the first anniversary. The RSUs vest over three years in equal annual installments on the first, second and third anniversaries of the date of grant. The PSUs were scheduled to vest in two equal installments on the first and second anniversaries of the date of grant but only if our total revenue for 2013 was at least $189 million. Ultimately, our actual total revenue for 2013 was $188.9 million and these PSUs were forfeited in February 2014. The following table sets forth the number of options, RSUs and PSUs granted to each of our executive officers in February 2013, based on corporate and individual performance during 2012:

Name	Number of Options	Number of RSUs	Number of PSUs	PSUs Forfeited in February 2014
Albert R. Subbloie, Jr.	70,000	75,000	75,000	75,000
Gary R. Martino	25,000	25,000	25,000	25,000
Christopher Mezzatesta	15,000	12,500	12,500	12,500
Charles Gamble	7,500	12,500	12,500	12,500
Scott E. Snyder	7,500	10,000	10,000	10,000

        At the discretion of our compensation committee and board of directors, we expect to continue to approve annually new equity awards to our executives consistent with our overall incentive compensation program objectives.

        Our current practice is to select grant dates for equity compensation that are within the open trading windows under our Insider Trading Policy, which begin on the third trading day following our quarterly release of financial results for the preceding quarter and end two weeks prior to each quarter end. As a result, our current practice is that the grant date for annual equity awards to our executive officers is a date in February that is no earlier than the third trading day after the release of our fourth quarter and annual financial results for the prior year.

        Equity Ownership Guidelines.    To further align the interests of the Company's directors and officers with stockholders, in 2013 our board of directors established minimum stock ownership guidelines that apply to all non-employee directors and members of senior management. Non-employee directors are required to hold Tangoe equity equal in value to two times the grant date value of their annual stock retainer, our Chief Executive Officer is required to hold Tangoe equity equal in value to ten times his or her annual salary, our Chief Financial Officer is required to hold Tangoe equity equal in value to five times his or her annual salary and other senior managers are required to hold Tangoe equity equal in value to two times their annual salaries. In the event that a non-employee director or member of senior management fails to meet the requirement that applies to him or her, then he or she is required to retain 50% of his or her equity until the requirement is met. For purposes of determining the value of equity held by a director or senior manager, stock, restricted stock, 70% of the net value of vested options and 70% of the value of RSUs are included in the calculation, but unvested stock options and PSUs are excluded. Our nominating and corporate governance committee develops and reviews from time to time the stock ownership guidelines set forth above and recommends any changes for approval by our board of directors.

        Severance and Change in Control Benefits.    In June 2011, or in the case of Mr. Mezzatesta in March 2012, we entered into executive retention agreements with each of our executive officers. Pursuant to their executive retention agreements, our executive officers are entitled to specified benefits in the event of the termination of their employment under specified circumstances and upon a change in control of our company. We have provided more detailed information about these benefits, below under "—Employment Agreements and Severance Agreements with Executive Officers." We believe that providing these change in control benefits helps us compete for and retain executive talent.

        Other Benefits.    In addition to base salary, quarterly and annual cash incentive bonuses, equity incentive awards and severance and change in control benefits, our executive officers also participate in certain employee benefit programs, including group health, dental and vision plans, long-term and short-term disability coverage and a 401(k) retirement plan. Participation in these benefit programs is generally available to all of our employees on a non-discriminatory basis.

        Say on Pay.    At our annual meeting in 2012, our stockholders voted to approve, on an advisory basis, the executive compensation paid to our executive officers and directors, with over 99% of the stockholders casting votes voting for the proposal. After considering the outcome of this vote, our board and compensation committee determined to make compensation decisions that support our stated executive compensation philosophy and objectives and did not make any specific changes to our 2013 executive compensation program in response to this stockholder vote.

  2014 Decisions

        In October 2013 our compensation committee and board of directors engaged Frederick W. Cook & Co., Inc., which we refer to as Frederick Cook, as a compensation consultant to review and evaluate the elements of our executive compensation program, including base salaries, cash incentive bonuses and equity ownership, in connection with the evaluation of executive compensation levels for 2014 by our compensation committee and board of directors. At that time and again in April 2014, our compensation committee reviewed the independence of Frederick Cook as compensation consultant pursuant to the rules of the Securities and Exchange Commission and concluded that no conflict of interest existed that would affect their independence.

  2014 Base Salaries.

        For 2014, our compensation committee and board of directors increased the base salaries of our executive officers by the following percentages of their 2013 base salaries:

Name	% Increase in Base Salary
Albert R. Subbloie, Jr.	8.0%
Gary R. Martino	8.0
Christopher Mezzatesta	11.6
Charles Gamble	—
Scott E. Snyder	4.8

  2014 Cash Incentive Bonuses.

        For 2014, as in 2013, our compensation committee and board of directors established cash incentive bonuses for selected employees, including our executive officers. The cash incentive bonuses established for Mr. Subbloie, Mr. Martino and Mr. Snyder are provided for under our 2014 corporate bonus plan. As in 2013, Mr. Gamble and Mr. Mezzatesta's cash incentive bonuses are subject to the terms of an individual bonus plan. The terms of our 2014 corporate bonus plan and the terms of Mr. Mezzatesta's and Mr. Gamble's individual bonus plans are similar to the respective terms of our 2013 corporate bonus plan and Mr. Mezzatesta's and Mr. Gamble's 2013 individual bonus plans.

        The potential bonuses for our named executive officers participating in the 2014 corporate bonus plan, exclusive of adjusted EBITDA overperformance bonuses, are as follows, expressed both in percentages of base salary and in absolute dollars:

Name	Potential Bonus % of Base	Potential Bonus ($)
Albert R. Subbloie, Jr.	84%	$400,000
Gary R. Martino	57	190,000
Scott E. Snyder	41	85,000

        As with our 2013 corporate bonus plan, our 2014 corporate bonus plan provides that to the extent that our adjusted EBITDA for 2014 exceeds our adjusted EBITDA goal for the year after the payment of quarterly and year-end bonuses under the plan, 20% of such excess would be eligible to be paid to select participants under the 2014 corporate bonus plan, including Mr. Subbloie, Mr. Martino and Mr. Snyder, in accordance with the following overperformance percentage interests:

Name	Percentage of aggregate bonus payments (%)
Albert R. Subbloie, Jr.	30%
Gary R. Martino	20
Scott E. Snyder	10

        The potential bonuses for Mr. Mezzatesta and Mr. Gamble under the terms of their 2014 individual bonus plans are as follows, expressed both in percentages of base salary and in absolute dollars:

Name	Potential Bonus % of Base	Potential Bonus ($)
Christopher Mezzatesta	100%	$240,000
Charles Gamble	63	125,000

  2014 Equity Incentive Awards.

        In February 2014, our compensation committee, pursuant to a specific delegation from our board of directors, granted equity awards to our executive officers. These awards included RSUs as well as PSUs. The RSUs vest in equal quarterly amounts beginning on the first anniversary of the grant date and ending on the third anniversary of the grant date and the PSUs vest in an amount equal to 50% to 125% of the base amounts set forth in the table below based on achievement of a specified financial metric, with such amount vesting in equal quarterly amounts beginning on the first anniversary of the grant date and ending on the second anniversary of the grant date, but only if the minimum specified financial metric is achieved by the Company. The number of RSUs and PSUs granted to each executive officer was as follows:

Name	Number of RSUs	Base Number of PSUs
Albert R. Subbloie, Jr.	148,000	75,000
Gary R. Martino	60,000	30,000
Christopher Mezzatesta	25,000	15,000
Charles Gamble	23,000	12,000
Scott E. Snyder	23,000	12,000

Compensation Committee Report

        The compensation committee of the board of directors of Tangoe, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

        By the compensation committee of the board of directors of Tangoe, Inc.

Gary P. Golding, Chair Ronald W. Kaiser Noah J. Walley

Our Compensation Policies and Practices as They Relate to Our Risk Management

        Our compensation committee does not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company or will result in excessive risk taking. Our compensation committee believes that any such risks are mitigated by:

  •
  The multiple elements of our compensation packages, including base salary, our quarterly and annual cash incentive bonus program and, for most of our employees, equity awards that vest over multiple years and are intended to motivate employees to take a long-term view of our business.

  •
  The structure of our quarterly and annual cash incentive bonus program, which is based on (i) multiple performance measures to avoid employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business, and (ii) performance targets that we believe are somewhat aggressive yet reasonable and should not require undue risk-taking to achieve.

Summary Compensation Table

        The following table sets forth information regarding compensation earned by our President and Chief Executive Officer, our Chief Financial Officer and our other executive officers during the years ended December 31, 2011, 2012 and 2013. We refer to these individuals as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(2)	Total ($)
Albert R. Subbloie, Jr.	2013	$437,743	—		$2,262,000	$559,221	$98,757	(3)	$270	$3,357,991
President and Chief	2012	411,943	—		100,000	3,018,056	252,626	(4)	270	3,782,895
Executive Officer	2011	410,000	—		—	1,180,599	365,750	(5)	275	1,956,624
Gary R. Martino	2013	309,167	—		754,000	199,722	46,780	(3)	270	1,309,939
Chief Financial Officer	2012	299,167	—		50,000	1,034,762	111,679	(4)	270	1,495,878
	2011	290,000	—		—	383,695	192,950	(5)	275	866,920
Charles D. Gamble	2013	200,000	—		377,000	59,917	85,510	(6)	1,596	724,023
Senior Vice President,	2012	200,000	—		—	560,496	50,000	(7)	1,566	812,062
Account Management—	2011	200,000	—		—	211,524	84,247	(8)	385	496,156
Service Delivery
Scott E. Snyder	2013	210,000	—		301,600	59,917	22,090	(3)	1,277	594,884
Senior Vice President,	2012	209,167	—		—	560,496	65,467	(4)	1,247	836,377
Corporate Development	2011	200,000	—		—	211,524	95,000	(5)	1,211	507,735
Christopher Mezzatesta	2013	213,750	$45,000	(9)	301,600	59,917	104,280	(10)	994	786,741
Chief Revenue Officer

(1)
These amounts represent the aggregate grant date fair value of the option, restricted stock unit, performance-based restricted stock unit and stock awards granted during the year computed in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair values of performance-based restricted stock unit awards included in these amounts reflect the grant date fair values of the number of performance-based restricted stock unit awards that we believed at the grant date were probable of being earned, which was equal to the maximum number of performance-based restricted stock units that could be earned. These amounts do not represent actual amounts paid to or realized by the named executive officer with respect to these awards. The assumptions used by us with respect to the valuation of these awards are the same as those set forth in note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(2)
These amounts represent the value of perquisites and other personal benefits, which with respect to 2013 are further detailed in the following table.

Name	Year	Matched 401(k) Contribution ($)	Group Life Insurance ($)	Total ($)
Albert R. Subbloie, Jr.	2013	—	$270	$270
Gary R. Martino	2013	—	270	270
Charles D. Gamble	2013	$1,380	216	1,596
Scott E. Snyder	2013	1,050	227	1,277
Christopher J. Mezzatesta	2013	762	232	994
(3)
This amount consists of cash bonuses paid under our 2013 corporate bonus plan. See "—Compensation Discussion and Analysis—Components of our Executive Compensation Program—Cash Incentive Bonuses" above for a description of this plan. The bonus payable under our 2013 corporate bonus plan, which bonus was earned in 2013, was paid in installments in May 2013 and August 2013.

(4)
This amount consists of cash bonuses paid under our 2012 corporate bonus plan. The bonus payable under our 2012 corporate bonus plan, which bonus was earned in 2012, was paid in installments in May 2012, August 2012, November 2012 and February 2013.

(5)
This amount consists of cash bonuses paid under our 2011 corporate bonus plan and our 2011 extra efforts bonus plan. The bonus payable under our 2011 corporate bonus plan, which bonus was earned in 2011, was paid in installments in May 2011, August 2011, November 2011 and February 2012. The bonus payable under our 2011 extra efforts bonus plan, which was also earned in 2011, was paid in February 2012.

(6)
This amount consists of a cash bonus earned under Mr. Gamble's 2013 bonus plan. See "—Compensation Discussion and Analysis—Components of our Executive Compensation Program—Cash Incentive Bonuses" above for a description of this plan. This bonus was not paid; instead, the amount of Mr. Gamble's bonus payable under the plan was taken into account when making an annual equity grant to Mr. Gamble in February 2014.

(7)
This amount consists of a cash bonus earned under Mr. Gamble's 2012 bonus plan. This bonus, which was earned in 2012, was paid in February 2013.

(8)
This amount consists of a cash bonus earned under Mr. Gamble's 2011 bonus plan. This bonus, which was earned in 2011, was paid in February 2012.

(9)
This amount consists of guaranteed bonuses in Mr. Mezzatesta's 2013 bonus plan, which were earned in 2013 and paid in monthly and quarterly installments throughout 2013. See "—Compensation Discussion and Analysis—Components of our Executive Compensation Program—Cash Incentive Bonuses" above for a description of this plan.

(10)
This amount consists of a portion of the bonus payable to Mr. Mezzatesta under his 2013 bonus plan. See "—Compensation Discussion and Analysis—Components of our Executive Compensation Program—Cash Incentive Bonuses" above for a description of this plan. This bonus was earned in 2013. Of this $104,280, $61,200 was paid at the discretion of the Chief Executive Officer in the form of an award of 4,000 shares of common stock having a grant date fair value of $61,200, which was granted to Mr. Mezzatesta on November 22, 2013. The remaining $43,080 was paid in cash in monthly and quarterly installments throughout 2013. In addition to the $104,280 reported here as payable under Mr. Mezzatesta's 2013 bonus plan, Mr. Mezzatesta also received $45,000 in guaranteed bonuses under his 2013 bonus plan, which are reported in the "Bonus" column for 2013.

 Grants of Plan-Based Awards Table

        The following table sets forth information regarding grants of compensation in the form of plan-based awards during the year ended December 31, 2013 to our named executive officers. All equity awards were granted under our 2011 Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)
							All Other Option Awards: Number of Securities Underlying Options (#)(5)
						All Other Stock Awards: Number of Shares of Stock or Units (#)(4)		Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
	Grant Date	Threshold ($)	Target ($)
Name					Target (#)
Albert R. Subbloie, Jr.	2/19/13	—	—		75,000	—	—	—	$1,131,000
	2/19/13	—	—		—	75,000	—	—	1,131,000
	2/19/13	—	—		—	—	70,000	$15.08	559,221
	—	—	$98,757		—	—	—	—	—
Gary R. Martino	2/19/13	—	—		25,000	—	—	—	377,000
	2/19/13	—	—		—	25,000	—	—	377,000
	2/19/13	—	—		—	—	25,000	15.08	199,722
	—	—	46,780		—	—	—	—	—
Charles D. Gamble	2/19/13	—	—		12,500	—	—	—	188,500
	2/19/13	—	—		—	12,500	—	—	188,500
	2/19/13	—	—		—	—	7,500	15.08	59,917
	—	—	85,510	(8)	—	—	—	—	—
Scott E. Snyder	2/19/13	—	—		10,000	—	—	—	150,800
	2/19/13	—	—		—	10,000	—	—	150,800
	2/19/13	—	—		—	—	7,500	15.08	59,917
	—	—	22,090		—	—	—	—	—
Christopher J. Mezzatesta	2/19/13	—	—		10,000	—	—	—	150,800
	2/19/13	—	—		—	10,000	—	—	150,800
	2/19/13	—	—		—	—	7,500	15.08	59,917
	—	—	104,280	(9)	—	—	—	—	—

(1)
Except as otherwise indicated, all awards in these columns were granted under our 2013 corporate bonus plan, which was established in January 2013. The actual amounts awarded are reported in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table above. See "—Compensation Discussion and Analysis—Components of our Executive Compensation Program—Cash Incentive Bonuses" above for a description of this plan.

(2)
None of the awards were subject to a maximum possible payout. None of the awards were subject to thresholds or had targets and the amounts reported in the target column represent the payouts for which the awards were eligible based on our performance for the fiscal year ended December 31, 2013.

(3)
These awards represent performance-based restricted stock units whose terms provided for vesting only if a revenue target for 2013 was achieved. These awards provided for only a single possible level of payouts based on achievement of the revenue target. The target was not achieved and these PSUs were forfeited in February 2014. Had the revenue target been met, 50% of the PSUs would have vested on February 19, 2014 and 50% would have vested on February 19, 2015.

(4)
The shares subject to these RSUs vested as to one-third of the original number of shares on February 19, 2014, with the remaining shares scheduled to vest in equal installments on February 19, 2015 and February 19, 2016, subject to the grant recipient's continued service.

(5)
The shares subject to these options vested as to 25% of the original number of shares on February 19, 2014 and vest as to an additional 1/48th of the original number of shares at the end of each month thereafter until

  February 19, 2017, subject to the grant recipient's continued service and subject to acceleration in the event of a change of control where the successor corporation assumes or substitutes the options and the named executive officer is terminated involuntarily within 12 months after the change of control, as further described below in "—Potential Payments upon Termination or Change of Control."

(6)
For a discussion of our methodology for determining the fair value of our common stock, see the "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies" section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(7)
These amounts represent the aggregate grant date fair value of the option, restricted stock unit, performance-based restricted stock unit and stock awards granted during 2013 computed in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair values of performance-based restricted stock unit awards reported above reflect the grant date fair values of the number of performance-based restricted stock unit awards that we believed on the grant date were probably of being earned. These amounts do not represent the actual amounts paid to or realized by the named executive officer with respect to these awards. The assumptions used by us with respect to the valuation of these awards are the same as those set forth in note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(8)
Represents possible payouts under Mr. Gamble's 2013 bonus plan. The actual amounts awarded are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above, except as noted in the footnotes thereto. See "—Compensation Discussion and Analysis—Components of our Executive Compensation Program—Cash Incentive Bonuses" above for a description of this plan.

(9)
Represents possible payouts under Mr. Mezzatesta's 2013 bonus plan, exclusive of $45,000 of guaranteed bonuses payable under the plan with respect to 2013. The actual amounts awarded are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above, except as noted in the footnotes thereto. See "—Compensation Discussion and Analysis—Components of our Executive Compensation Program—Cash Incentive Bonuses" above for a description of this plan.

Outstanding Equity Awards at Year End Table

        The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2013.

	Option Awards(1)					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Albert R. Subbloie, Jr.	222,210	—		$1.23	10/12/2017	—		—	—		—
	46,290	—		1.23	3/6/2018	—		—	—		—
	133,446	—		1.66	1/30/2019	—		—	—		—
	312,322	28,393	(2)	4.72	4/14/2020	—		—	—		—
	248,438	92,277	(3)	5.99	1/28/2021	—		—	—		—
	160,417	189,583	(4)	15.56	2/13/2022	—		—	—		—
	—	70,000	(5)	15.08	2/19/2023	—		—	—		—
	—	—		—	—	75,000	(6)	$1,131,000	—		—
	—	—		—	—	—		—	75,000	(7)	$1,131,000
Gary R. Martino	5,678	—		0.88	10/29/2014	—		—	—		—
	7,098	—		1.06	4/19/2016	—		—	—		—
	249,858	—		1.23	3/6/2018	—		—	—		—
	46,848	—		1.66	1/30/2019	—		—	—		—
	101,504	9,228	(2)	4.72	4/14/2020	—		—	—		—
	80,742	29,990	(3)	5.99	1/28/2021	—		—	—		—
	55,000	65,000	(4)	15.56	2/13/2022	—		—	—		—
	—	25,000	(5)	15.08	02/19/2023	—		—	—		—
	—	—		—	—	25,000	(6)	377,000	—		—
	—	—		—	—	—		—	25,000	(7)	377,000
Charles D. Gamble	21,294	—		1.06	2/8/2015	—		—	—		—
	14,196	—		1.23	3/6/2018	—		—	—		—
	3,066	—		1.23	6/11/2018	—		—	—		—
	14,196	—		1.66	1/30/2019	—		—	—		—
	55,957	5,087	(2)	4.72	4/14/2020	—		—	—		—
	44,511	16,533	(3)	5.99	1/28/2021	—		—	—		—
	29,792	35,208	(4)	15.56	2/13/2022	—		—	—		—
	—	7,500	(5)	15.08	02/19/2023	—		—	—		—
	—	—		—	—	12,500	(6)	188,500	—		—
	—	—		—	—	—		—	12,500	(7)	188,500
Scott E. Snyder	24,400	—		1.23	3/6/2018	—		—	—		—
	14,196	—		1.66	1/30/2019	—		—	—		—
	55,957	5,087	(2)	4.72	4/14/2020	—		—	—		—
	44,511	16,533	(3)	5.99	1/28/2021	—		—	—		—
	29,972	35,208	(4)	15.56	2/13/2022	—		—	—		—
	—	7,500	(5)	15.08	02/19/2023	—		—	—		—
	—	—		—	—	10,000	(6)	150,800	—		—
	—	—		—	—	—		—	10,000	(7)	150,800
Christopher J. Mezzatesta	18,909	—		1.23	10/12/2017	—		—	—		—
	14,196	—		1.66	01/30/2019	—		—	—		—
	13,013	1,183	(2)	4.72	04/14/2020	—		—	—		—
	14,492	5,383	(3)	5.99	01/28/2021	—		—	—		—
	29,972	35,208	(4)	15.56	02/13/2022	—		—	—		—
	—	7,500	(5)	15.08	02/19/2023	—		—	—		—
	—	—		—	—	10,000	(6)	150,800	—		—
	—	—		—	—	—		—	10,000	(7)	150,800

(1)
All options, RSUs and PSUs held by our named executive officers are subject to vesting acceleration in the event of a change of control and upon termination of employment under certain circumstances as further described below in "—Potential Payments upon Termination or Change of Control."

(2)
This option vested in equal monthly installments through April 14, 2014.

(3)
This option vested as to 25% of the shares on January 28, 2012 and vests in equal monthly installments as to the remaining shares through January 28, 2015, subject to the grant recipient's continued service.

(4)
This option vested as to 25% of the shares on February 13, 2013 and vests in equal monthly installments through February 13, 2016, subject to the grant recipient's continued service.

(5)
This option vested as to 25% of the shares on February 19, 2013 and vests in equal monthly installments as to the remaining shares through February 19, 2017, subject to the grant recipient's continued service.

(6)
The shares subject to these RSUs vested as to one-third of the original number of shares on February 19, 2014, with the remaining shares scheduled to vest in equal installments on February 19, 2015 and February 19, 2016, subject to the grant recipient's continued service.

(7)
The shares subject to these PSUs would have vested only if a revenue target for 2013 was achieved. The target was not achieved, and these PSUs were forfeited in February 2014. Had the revenue target been met, 50% of these PSUs would have vested on February 19, 2014 and 50% would have vested on February 19, 2015.

Option Exercises and Stock Vested Table

        The following table sets forth information concerning the number of shares acquired and the value realized on exercise of stock options during the year ended December 31, 2013 by each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Albert R. Subbloie, Jr.	—	—	—	—
Gary R. Martino	—	—	—	—
Charles D. Gamble	21,294	$341,769	—	—
Scott E. Snyder	62,130	1,005,902	—	—
Christopher J. Mezzatesta	49,500	1,049,779	4,000	$61,200

(1)
The value realized on exercise represents the difference between the market price of our common stock at exercise and the exercise price of the underlying option, multiplied by the number of shares acquired. For shares sold immediately upon exercise, the market price is calculated as the weighted average sales price of the shares, and for shares not sold immediately upon exercise, the market price is calculated as the closing price of our common stock on the NASDAQ Global Select Market on the date of exercise (or the last trading day preceding the date of exercise in the event the date of exercise is not a trading day).

(2)
In accordance with SEC rules, the value realized upon vesting of shares of restricted stock was determined by multiplying the number of shares by the closing market price of our common stock on the date of vesting.

Potential Payments upon Termination or Change of Control

        Under the executive retention agreements that we entered into with our named executive officers in June 2011, our named executive officers are entitled to specified benefits in the event of the termination of their employment under specified circumstances, as described below under "—Employment Agreements and Severance Agreements with Executive Officers," as well as to the acceleration of vesting of equity incentive awards in the event of a change in control. For purposes of the executive retention agreements, a "change in control" generally means (i) the acquisition by an individual, entity or group of beneficial ownership of 50% or more of our outstanding shares of common stock or the combined voting power of our outstanding securities (subject to certain exceptions), (ii) a change of the majority of our board of directors to individuals not nominated, recommended, endorsed or elected by at least a majority of continuing directors; (iii) a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Tangoe, or a sale or disposition of all or substantially all of Tangoe's assets unless (a) the beneficial owners of our common stock and voting securities prior to such transaction beneficially own more than 50% of the outstanding shares of common stock and voting securities, respectively, of the resulting or acquiring company in substantially the same proportions as their ownership of our common stock and voting securities, respectively, before the transaction and (b) no individual, entity or group beneficially owns 30% or more of the outstanding shares or voting securities of the resulting or acquiring company, except to the extent held before the transaction; or (iv) approval by our board of directors of complete liquidation or dissolution of Tangoe.

        In addition, our 2005 stock incentive plan, which we refer to as the 2005 Plan, provides that in the event of a change of control where the successor corporation assumes or substitutes outstanding options under the 2005 Plan, all such options will become fully exercisable and any right for us to repurchase options will lapse in the event that the holder is terminated involuntarily in connection with or within 12 months after the change of control. For purposes of the 2005 Plan, "change of control" generally means (i) the sale of all or substantially all of our assets, (ii) a merger or consolidation of our company with or into another entity if persons who were not our stockholders prior to the merger or consolidation own 50% or more of the voting power of the surviving entity after the merger or consolidation or (iii) the acquisition by any person or group of beneficial ownership of securities of ours representing more than 50% of our voting power. All of our named executive officers hold options granted under the 2005 Plan that are not fully exercisable.

        The table below sets forth the benefits potentially payable to each named executive officer in the event of the termination of such officer other than for cause, death or disability or the resignation of such officer for good reason. These amounts are calculated on the assumption that the employment termination took place on December 31, 2013, and exclude additional vesting of options that were out of the money on December 31, 2013.

Name	Severance Payments($)	Medical Insurance($)	Value of Additional Vested Option Awards and Stock Awards($)(1)		Consulting Fees ($)
Albert R. Subbloie, Jr.	$591,190	$7,701	$2,835,198	(2)	—
Gary R. Martino	268,753	11,344	831,522	(3)	—
Charles D. Gamble	124,932	11,290	374,172	(4)	—
Scott E. Snyder	115,614	11,301	336,639	(5)	—
Christopher J. Mezzatesta	106,875	1,111	222,888	(6)	—

(1)
The value of the acceleration of these options is based on the excess of $18.01, the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2013, over the exercise price of each option. The value of the acceleration of the PSUs and RSUs is based on $18.01 multiplied by the number of shares underlying such PSUs or RSUs.

(2)
The amount consists of option acceleration with respect to an additional 233,155 shares, of which 28,393 shares have an exercise price of $4.72 per share, 85,179 shares have an exercise price of $5.99 per share, 87,500 shares have an exercise price of $15.56 per share and 32,083 shares have an exercise price of $15.08 per share, plus the vesting of 62,500 PSUs and RSUs.

(3)
The amount consists of option acceleration with respect to an additional 62,386 shares, of which 9,228 shares have an exercise price of $4.72 per share, 20,762 shares have an exercise price of $5.99 per share, 22,500 shares have an exercise price of $15.56 per share and 9,896 shares have an exercise price of $15.08 per share, plus the vesting of 20,833 PSUs and RSUs.

(4)
The amount consists of option acceleration with respect to an additional 23,343 shares, of which 5,087 shares have an exercise price of $4.72 per share, 7,631 shares have an exercise price of $5.99 per share, 8,125 shares have an exercise price of $15.56 per share and 2,500 shares have an exercise price of $15.08 per share, plus the vesting of 10,417 PSUs and RSUs.

(5)
The amount consists of option acceleration with respect to an additional 23,343 shares, of which 5,087 shares have an exercise price of $4.72 per share, 7,631 shares have an exercise price of $5.99 per share, 8,125 shares have an exercise price of $15.56 per share and 2,500 shares have an exercise price of $15.08 per share, plus the vesting of 8,333 PSUs and RSUs.

(6)
The amount consists of option acceleration with respect to an additional 14,292 shares, of which 1,183 shares have an exercise price of $4.72 per share, 2,484 shares have an exercise price of $5.99 per share, 8,125 shares have an exercise price of $15.56 per share and 2,500 shares have an exercise price of $15.08 per share, plus the vesting of 8,333 PSUs and RSUs.

        The table below sets forth the benefits potentially payable to each named executive officer in the event of either a change in control as defined under the executive retention agreements or the involuntary termination of the named executive officer in connection with or within 12 months after a change of control as defined under the 2005 Plan. These amounts are calculated on the assumption that the change of control event took place on December 31, 2013, and exclude additional vesting of options that were out of the money on December 31, 2013.

Name	Value of Additional Vested Options Awards($)(1)
Albert R. Subbloie, Jr.	$4,857,591	(2)
Gary M. Martino	1,616,120	(3)
Charles D. Gamble	824,817	(4)
Scott E. Snyder	734,767	(5)
Christopher J. Mezzatesta	548,860	(6)

(1)
The valuation of the acceleration of these options is based on the excess of $18.01, the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2013, over the exercise price of each option. The value of the acceleration of the PSUs and RSUs is based on $18.01 multiplied by the number of shares underlying such PSUs or RSUs.

(2)
This amount consists of option acceleration with respect to an additional 380,253 shares, of which 28,393 shares have an exercise price of $4.72 per share, 92,277 shares have an exercise price of $5.99 per share, 189,583 shares have an exercise price of $15.56 per share, and 70,000 shares have an exercise price of $15.08 per share, plus the vesting of 150,000 PSUs and RSUs.

(3)
This amount consists of option acceleration with respect to an additional 129,218 shares, of which 9,228 shares have an exercise price of $4.72 per share, 29,990 shares have an exercise price of $5.99 per share, 65,000 shares have an exercise price of $15.56 per share, and 25,000 shares have an exercise price of $15.08 per share, plus the vesting of 50,000 PSUs and RSUs.

(4)
This amount consists of option acceleration with respect to an additional 64,328 shares, of which 5,087 shares have an exercise price of $4.72 per share, 16,533 shares have an exercise price of $5.99 per share, 35,208 shares have an exercise price of $15.56 per share, and 7,500 shares have an exercise price of $15.08 per share, plus the vesting of 25,000 PSUs and RSUs.

(5)
This amount consists of option acceleration with respect to an additional 64,328 shares, of which 5,087 shares have an exercise price of $4.72 per share, 16,533 shares have an exercise price of $5.99 per share, 35,208 shares have an exercise price of $15.56 per share, and 7,500 shares have an exercise price of $15.08 per share, plus the vesting of 20,000 PSUs and RSUs.

(6)
This amount consists of option acceleration with respect to an additional 49,274 shares, of which 1,183 shares have an exercise price of $4.72 per share, 5,383 shares have an exercise price of $5.99 per share, 35,208 shares have an exercise price of $15.56 per share, and 7,500 shares have an exercise price of $15.08 per share, plus the vesting of 20,000 PSUs and RSUs.

Tax Considerations

        Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1.0 million paid by a public company to its chief executive officer and to each other officer (other than its chief financial officer) whose compensation is required to be reported to stockholders by reason of being among the three other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met by us. We will periodically review the potential consequences of Section 162(m) on the various elements of our executive compensation program. Our board of directors or compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Employment Agreements and Severance Agreements with Executive Officers

        We do not have formal employment agreements with any of our named executive officers. We have entered into proprietary information, inventions assignment, non-competition and non-solicitation agreements with each of our named executive officers. Under these agreements, each named executive officer has agreed (i) to protect our confidential and proprietary information, (ii) to assign to us related intellectual property developed during the course of his employment, (iii) not to compete with us during his employment and for a period of one year after the termination of his employment and (iv) not to solicit our employees during his employment and for a period of two years after the termination of his employment. Each named executive officer's employment is at will.

        In June 2011, or in the case of Mr. Mezzatesta, in March 2012, we entered into executive retention agreements with each of our executive officers. The benefits payable to our executive officers under these agreements are described below.

  Benefits Provided Upon Termination Other than for Cause or Good Reason

        If an executive's employment is terminated by us (other than for cause, death or disability) or if the executive resigns for good reason then, subject to the executive's signing a general release of potential claims against us:

  •
  the vesting of each outstanding option, restricted share unit, restricted stock award or other equity award issued by us and held by the executive (to the extent such award is not then vested) will accelerate by 12 months in the case of our chief executive officer, 9 months in the case of our chief financial officer and 6 months in the case of our other executive officers;

  •
  the executive will be paid a pro-rata portion of his or her quarterly bonus for the last completed quarter before termination, or any earned but unpaid commissions, if applicable;

  •
  we will pay the same percentage of the premiums the executive incurs under COBRA post-employment health insurance coverage for 12 months following termination as we pay for active executives, subject to certain nondiscrimination rules;

  •
  in the case of our chief executive officer, he will be entitled to receive a lump sum payment equal to (1) a pro rata portion of 100% of his aggregate quarterly and annual bonuses payable with respect to the last fiscal year ended before termination, less any quarterly bonuses paid in the current fiscal year, and (2) the greater of 100% of his highest base salary during the two fiscal years prior to termination and 100% of his then current base salary;

  •
  in the case of our chief financial officer, he will be entitled to receive a lump sum payment equal to (1) a pro rata portion of 75% of his aggregate quarterly and annual bonuses payable with respect to the last fiscal year ended before termination, less any quarterly bonuses paid in the current fiscal year, and (2) the greater of 75% of his highest base salary during the two fiscal years prior to termination and 75% of his then current base salary; and

  •
  in the case of each of our other executive officers, he will be entitled to receive a lump sum payment equal to (1) a pro rata portion of 50% of his aggregate quarterly and annual bonuses payable with respect to the last fiscal year ended before termination, less any quarterly bonuses paid in the current fiscal year, provided that executive officers who are entitled to be paid earned but unpaid commissions will not be entitled to receive the amount described in this clause (1), and (2) the greater of 50% of his highest base salary during the two fiscal years prior to termination and 50% of his then current base salary.

  Benefits Provided Upon a Change in Control

        Upon a change in control:

  •
  each outstanding option to purchase our shares held by the executive (to the extent not then currently exercisable) will become immediately exercisable in full;

  •
  each outstanding restricted stock award held by the executive will be deemed to be fully vested and such vested shares will no longer be subject to any applicable right of repurchase or first refusal; and

  •
  each outstanding restricted share unit award held by the executive will be deemed to be fully vested and such vested shares will be distributed to the executive within five business days thereafter.

  Termination for Cause or for Other than Good Reason

        If an executive officer is terminated for cause, as such term is defined in the executive retention agreement, or by reason of death or disability, or terminates his or her employment other than for good reason, such executive officer, or his or her estate or legal representative, will be entitled to a lump sum payment equal to his or her earned and accrued base salary through the date of termination.

Securities Authorized for Issuance Under Our Equity Compensation Plans

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	6,985,904	$8.8062	968,154	(3)
Equity compensation plans not approved by security holders	—	—	—

Total	6,985,904	$8.8062	968,154

(1)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares issuable upon the vesting of outstanding RSUs and PSUs, which have no exercise price.

(2)
Includes our Amended and Restated 1999 Stock Plan (the "1999 Plan"), Amended and Restated Employee Stock Option/Stock Issuance Plan (the "2000 Employee Plan"), Amended and Restated Executive Stock Option/Stock Issuance Plan (the "2000 Executive Plan"), 2005 Stock Incentive Plan (the "2005 Plan") and 2011 Stock Incentive Plan, as amended (the "2011 Plan").

(3)
Reflects securities available for future issuance under the 2011 Plan. Our board of directors has determined that no future awards will be made under the 1999 Plan, the 2000 Employee Plan, the 2000 Executive Plan and the 2005 Plan.

DIRECTOR COMPENSATION

        For service on our board of directors and its committees, we pay each non-employee director an annual retainer consisting of (i) $30,000 for service as a director (plus an additional $10,000 for service as the Lead Director), (ii) $5,000 for service on the audit committee (plus an additional $10,000 in the case of the chairman of the audit committee), (iii) $3,750 for service on the compensation committee (plus an additional $6,250 in the case of the chairman of the compensation committee), and (iv) $2,500 for service on the nominating and corporate governance committee (plus an additional $2,500 in the case of the chairman of the nominating and corporate governance committee). The annual retainer is payable quarterly in arrears. Each non-employee director may elect to receive all or part of the annual retainer in the form of unrestricted shares of common stock. The number of shares of common stock to be issued will be determined by dividing the amount of the annual retainer to be received in the form of stock by the fair market value of our common stock on the date the annual retainer is to be paid. We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

        In addition to the cash retainer described above, on the date of each annual meeting of stockholders, each non-employee director that serves on our board of directors following such annual meeting is entitled to receive a restricted stock award for a number of shares of our common stock equal to $125,000 divided by the fair market value of our common stock on the date of grant. Each of these restricted stock awards will vest in full on the earlier of the one-year anniversary of the date of grant and the date of our annual meeting of stockholders for the subsequent year, subject to the non-employee director's continued service as a director, and subject to full acceleration of vesting in the event of a change in control.

        Our President and Chief Executive Officer has not received any compensation in connection with his service as a director. The compensation that we pay to our President and Chief Executive Officer is discussed in the "Executive Compensation" section of this proxy statement.

        The following table sets forth information regarding compensation earned by our non-employee directors during 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
David M. Coit	$30,000	$122,500	$152,500
Gary P. Golding	33,750	122,500	156,250
Ronald W. Kaiser	43,125	122,500	165,625
Jackie R. Kimzey	31,250	122,500	153,750
Gerald G. Kokos	40,000	122,500	162,500
Richard S. Pontin	30,000	122,500	152,500
Noah J. Walley	30,625	122,500	153,125

(1)
The amounts reported in this column represent the aggregate grant date fair value of the restricted stock awards granted to our non-employee directors during 2013 computed in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. These restricted stock awards were granted to our non-employee directors during 2013 in connection with their service on our board of directors. Each director received 8,425 shares of restricted common stock on June 5, 2013, with a grant date fair value per share of $14.54, the closing price of our common stock on the NASDAQ Global Select Market on June 5, 2013.

As of December 31, 2013, our non-employee directors held the following options to acquire shares of our common stock, and the following shares of restricted stock:

Name	Restricted Shares	Option Shares	Grant Date	Exercise Price
David M. Coit	—	18,455	4/16/2010	$4.72
	—	18,455	1/28/2011	5.99
	—	18,455	2/13/2012	15.56
	—	18,455	6/6/2012	20.39
	8,425	—	6/5/2013	—
Gary P. Golding	—	18,455	2/13/2012	15.56
	—	18,455	6/6/2012	20.39
	8,425	—	6/5/2013	—
Ronald W. Kaiser	—	23,424	2/13/2012	15.56
	—	23,423	6/6/2012	20.39
	8,425	—	6/5/2013	—
Jackie R. Kimzey	—	18,455	2/13/2012	15.56
	—	18,455	6/6/2012	20.39
	8,425	—	6/5/2013	—
Gerald G. Kokos	—	15,491	10/12/2007	1.23
	—	17,035	1/30/2009	1.66
	—	20,584	4/16/2010	4.72
	—	20,584	1/28/2011	5.99
	—	20,584	2/13/2012	15.56
	—	24,843	6/6/2012	20.39
	8,425	—	6/5/2013	—
Richard S. Pontin	—	5,798	10/12/2007	1.23
	—	56,785	1/30/2009	1.66
	—	14,196	4/16/2010	4.72
	—	14,196	1/28/2011	5.99
	—	14,196	2/13/2012	15.56
	—	14,196	6/6/2012	20.39
	8,425	—	6/5/2013	—
Noah J. Walley	—	18,455	4/16/2010	4.72
	—	18,455	1/28/2011	5.99
	—	18,455	2/13/2012	15.56
	—	18,454	6/6/2012	20.39
	8,425	—	6/5/2013	—

 AUDIT-RELATED MATTERS

Audit Committee Report

        The audit committee of the board of directors of Tangoe, Inc. has reviewed the Company's audited financial statements for the fiscal year ended December 31, 2013 and discussed them with management and the Company's independent registered public accounting firm, BDO USA LLP.

        The audit committee has received from, and discussed with, BDO USA LLP various communications that BDO USA LLP is required to provide to the audit committee, including the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees..

        The audit committee has received the written disclosures and the letter from BDO USA LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and has discussed with the Company's independent registered public accounting firm its independence.

        Based on the review and discussions referred to above, the audit committee recommended to the Company's board of directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

        By the audit committee of the board of directors of Tangoe, Inc.

Ronald W. Kaiser, Chair David M. Coit Gerald G. Kokos Richard S. Pontin

Audit Fees and Services

        The following table summarizes the fees of BDO USA LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2013	2012
Audit Fees	$526,400	$572,706
Audit-Related Fees	22,725	50,684
Tax Fees	104,044	78,995

Total Fees	$653,169	$702,385

Audit Fees

        These are fees related to professional services rendered in connection with the audit of our annual financial statements, the audit of our internal controls over financial reporting, the reviews of the interim financial statements included in each of our quarterly reports on Form 10-Q and other professional services provided by our independent registered public accounting firm in connection with statutory or regulatory filings. The decrease from 2012 to 2013 was primarily attributable to the fact that we completed a registered offering of shares of our common stock and filed a registration statement with the Securities and Exchange Commission in 2012, but not in 2013.

Audit-Related Fees

        These are fees for assurance and related services that are reasonably related to performance of the audit and review of our financial statements, and which are not reported under "Audit Fees." These services consisted primarily of audits of one of our employee benefit plans. The decrease in these fees from 2012 to 2013 was primarily attributable to the fact that we completed three acquisitions in 2012 and only one small acquisition in 2013.

Tax Fees

        These are fees billed for professional services for tax compliance, tax advice and tax planning services. These services consisted of tax compliance services which relate to preparation of U.S. corporate income tax returns and fees related to international tax advice. The increase from 2012 to 2013 was primarily attributable to fees incurred related to international tax advice required by us as we expanded our business globally.

        All of the foregoing accountant services and fees were pre-approved by our audit committee in accordance with the policies and procedures described under "—Policy for Approval of Services" below.

Policy for Approval of Services

        The audit committee of our board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee's pre-approval policies and procedures. Notwithstanding the foregoing, pre-approval is not required with respect to the provision of services, other than audit, review or attest services, by the independent auditor if the aggregate amount of all such services is no more than 5% of the total amount paid by Tangoe to the independent auditor during the fiscal year in which the services are provided, such services were not recognized by Tangoe at the time of the engagement to be non-audit services, and such services are promptly brought to the attention of the audit committee and approved prior to completion of the audit by the audit committee.

        From time to time, the audit committee may pre-approve services that are expected to be provided to Tangoe by the independent auditor during the following 12 months. At the time such pre-approval is granted, the audit committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the audit committee following such approval, management or the independent auditor shall report to the audit committee regarding each service actually provided to Tangoe pursuant to such pre-approval.

        The audit committee has delegated to its chairman the authority to grant pre-approvals of audit or non-audit services to be provided by the independent auditor. Any approval of services by the chairman of the audit committee is reported to the committee at its next regularly scheduled meeting.

MATTERS TO BE VOTED ON

Proposal 1: To Elect Three Class III Directors, Each for a Three-Year Term

        At the Annual Meeting, stockholders will vote to elect three class III directors, each to serve a three-year term beginning at the Annual Meeting and ending at our 2017 annual meeting of stockholders. Our board of directors has nominated James D. Foy, Richard S. Pontin and Albert R. Subbloie, Jr. for election as class III directors at the Annual Meeting.

        Our certificate of incorporation and bylaws provide that our board of directors is divided into three classes, each of which consists, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors and each of whose members serve for staggered three-year terms. As a result, only one class of our board of directors is elected each year. Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The members of the classes are as follows:

  •
  the class I directors are Messrs. Golding, Kaiser and Kokos, and their term will expire at the annual meeting to be held in 2015;

  •
  the class II directors are Messrs. Coit, Kimzey and Walley, and their term will expire at the annual meeting of stockholders to be held in 2016; and

  •
  the class III directors are Messrs. Foy, Pontin and Subbloie, and their term will expire at the Annual Meeting.

        Biographies of each of the director nominees can be found in "Corporate Governance—Our Board of Directors" above. You will find information about their stock holdings in Tangoe below under "Stock Ownership and Reporting—Security Ownership of Certain Beneficial Owners and Management."

        Unless contrary instructions are provided, the persons named as proxies will, upon receipt of a properly executed proxy, vote for the election of Messrs. Foy, Pontin and Subbloie as class III directors for a term expiring at our 2017 annual meeting of stockholders. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the nominees is currently a member of our board. All of the nominees have indicated their willingness to serve if elected, but if either should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by our board.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

 Proposal 2: To Ratify the Selection of BDO USA, LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014

        The audit committee of our board of directors has selected the firm of BDO USA LLP as our independent registered public accounting firm for the current fiscal year. BDO USA LLP has served as our independent auditor since the fiscal year ended December 31, 2007. Although stockholder approval of the selection of BDO USA LLP is not required by law or NASDAQ rules, our audit committee believes it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our audit committee may reconsider this appointment.

        Representatives of BDO USA LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF BDO USA, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

 Proposal 3: To Vote on a Non-Binding Advisory Proposal to Approve Executive Compensation

        We are asking stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to rules promulgated by the Securities and Exchange Commission. This Proposal 3, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our executive compensation programs. We currently hold this vote annually, and therefore the next such vote will occur at the annual meeting of stockholders in 2015.

        As described above under "Executive Compensation—Compensation Discussion and Analysis," our executive compensation programs are designed to attract, retain and motivate the best possible executive talent; ensure executive compensation is aligned with our corporate strategies and business objectives; promote the achievement of key financial performance measures by linking cash and equity incentives to the achievement of measurable corporate and, in some cases, individual performance goals; and align the incentives of our executives with the creation of value for our stockholders. We encourage stockholders to review the information provided in the Executive Compensation section of this proxy statement. We believe that this information demonstrates that our executive compensation program is designed appropriately and provides effective incentives for the creation of value for our stockholders.

        Our board is asking stockholders to approve a non-binding advisory vote on the following resolution:

    "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED."

        While this vote on executive compensation is non-binding and solely advisory in nature, our board of directors and our compensation committee will review the voting results and seek to determine the causes of any significant negative voting result to better understand the perspective and concerns of our stockholders.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS.

 Proposal 4: To Amend our 2011 Stock Incentive Plan to Reserve an Additional 950,000 Shares of Common Stock for Issuance

        Our 2011 Stock Incentive Plan, which we refer to as the 2011 Plan, was adopted by our board of directors in June 2011 and approved by our stockholders in June 2011 and became effective upon the closing of our initial public offering in August 2011. In April 2014, our board of directors approved an amendment to the 2011 Plan to, among other things, implement a prohibition of repricing of stock options and SARs under the 2011 Plan without stockholder approval. The 2011 Plan currently provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards and other stock-based awards with respect to 4,620,670 shares of our common stock. The 2011 Plan is the only plan under which we may make future equity grants.

        At our 2013 annual meeting, we requested, and our stockholders approved, an amendment of the 2011 Plan to authorize an additional 1,000,000 shares for issuance under the 2011 Plan with the expectation that we would use those shares in making equity award grants during the period between our 2013 annual meeting and our 2014 annual meeting. Consistent with that expectation, as of April 11, 2014, there were approximately 200,321 shares that remained available for grant under the 2011 Plan.

        Assuming we use all remaining 200,321 shares before our 2014 annual meeting this June, our usage from the 2013 annual meeting to the 2014 annual meeting will represent 2.5% of our shares outstanding as of April 11, 2014. Given our continued growth during this period, and our stage of development, we believe this is a responsible and appropriate rate of usage, and a rate of usage that we propose to continue by requesting that 950,000 shares, representing 2.5% of our outstanding shares as of April 11, 2014, be added to the 2011 Plan at the 2014 annual meeting, with the expectation that we will use these additional shares to make equity awards between our 2014 annual meeting and our 2015 annual meeting.

        Our request that stockholders approve a 950,000 share increase in the 2011 Plan is based on, and supported by, the following factors:

  •
  Our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel.  Our board of directors believes that equity incentive awards are an important component of our compensation philosophy, intended to provide equity ownership opportunities and performance-based incentives to better align the recipient's interests with those of our stockholders. As a result of our desire to continue to provide equity incentive awards to key personnel, both when they are hired and on an annual basis, we believe that the approximately 200,321 shares remaining available to us for grant of equity incentive awards under the 2011 Plan will be insufficient to satisfy our future equity compensation needs. We further believe that, without an increase in the number of shares available for issuance under the 2011 Plan, our inability to provide additional equity incentive awards to key personnel will make it difficult for us to attract and retain key personnel.

  •
  We have granted equity in order to conserve our cash.  As a newly public company, we have relied heavily on stock-based equity incentive compensation to conserve cash, allowing us to offer lower cash compensation than would otherwise be needed to attract, retain and motivate our key personnel. We have granted equity to approximately 50% of our total employees as of April 11, 2014.

  •
  Our employee headcount has increased by almost 150% since our IPO.  We have experienced significant growth in headcount since the time of our IPO, both as a result of acquisitions completed during this time and the hiring of new personnel to accommodate our growth. When the 2011 Plan was originally approved in June 2011, we had approximately 829 full-time employees. By December 31, 2013 our headcount had increased to 2,056 full-time employees. Many of these new employees were granted equity incentive awards when they joined us, resulting in substantial grants under the 2011 Plan, and our increasing employee base has resulted in increased use of shares under the 2011 Plan in connection with our annual grants of equity incentive awards to key personnel.

  •
  Beginning in 2013, we made changes to our equity grant practices that will reduce our future share usage and overhang.  Beginning in 2013, we increased our use of RSUs, instead of our prior practice of almost exclusively granting stock options, and we began granting restricted stock unit awards with performance-based vesting, or "PSUs." As a result of this move toward full-value awards, we expect that outstanding equity awards and shares available for grant under the 2011 Plan will decrease as a percentage of our outstanding common stock. The requested increase in the number of shares authorized under the 2011 Plan, when added to the approximately 200,321 shares remaining available for grant under the 2011 Plan as of April 11, 2014, the 5,894,399 shares subject to outstanding options as of that date under all our equity plans, and 1,315,420 shares subject to outstanding RSUs and PSUs as of that date under all our equity plans, would represent 21.64% of the 38,634,645 shares of our common stock outstanding as of that date. This percentage is 2.3% less than the equivalent percentage in 2013 when we sought approval for the prior increase in the number of shares authorized under the 2011 Plan at our 2013 annual meeting. We believe that this percentage will continue to fall as a result of our historic practice of issuing options with 10-year terms rather than stock awards, restricted stock, RSUs or PSUs.

  •
  Our current overhang results in part from the large number of in-the-money options granted prior to our IPO that our employees, especially our senior management, continue to hold.  As of April 11, 2014, there were outstanding options to purchase 5,894,399 shares of our common stock, which were vested with respect to an aggregate of 4,252,662 shares. The weighted-average exercise price of these vested options as of April 11, 2014 was $7.32 per share. Of these vested options, 3,048,829 were granted prior to our IPO, with a weighted-average exercise price of $3.89. As of April 11, 2014, our senior management as a group held vested options to purchase an aggregate of 2,783,831 shares at a weighted-average exercise price of $6.07 per share. As a result, a significant portion of our overhang represents vested options that are significantly in-the-money. This overhang reflects a desire of our employees and senior management to continue contributing to the long-term value of our business, which aligns their interests with stockholders, but increases our overhang.

        Our board of directors believes that approval of the proposed amendment to the 2011 Plan is in the best interests of our company and our stockholders. A copy of the 2011 Plan giving effect to the proposed amendment, with the proposed new text underlined, bolded and italicized and the proposed deleted text struck out, is attached as Appendix A to this proxy statement

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER OUR 2011 STOCK INCENTIVE PLAN.

  Description of 2011 Stock Incentive Plan

        Under our 2011 Plan, we may grant stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2011 Plan; however, incentive stock options may only be granted to our employees. The maximum number of shares of common stock with respect to which awards may be granted to any participant under the plan is 2,555,366 per calendar year.

        Stock Options.    Stock options entitle the holder to purchase a specified number of shares of common stock at a specified option price, subject to the other terms and conditions contained in the option grant. Option holders receive an option agreement, which states the number of shares of our common stock covered by the option, the vesting schedule of the option, the exercise price, and the conditions and limitations applicable to the exercise of the option, including conditions relating to applicable federal or state securities laws.

        Stock Appreciation Rights.    A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount of our common stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price of the SAR. The measurement price shall not be less than 100% of the fair market value on the date the SAR is granted; provided that if our board approves the grant of a SAR effective as of a future date, the measurement price shall be not be less than 100% of the fair market value on such future date. SARs may be granted independently or in tandem with an option. SARs may not be granted with a term in excess of 10 years.

        Restricted Stock Awards.    Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

        Restricted Stock Unit Awards.    Restricted stock unit awards entitle the recipient to receive shares of our common stock or cash to be delivered at the time such award vests pursuant to the terms and conditions established by our board.

        Other Stock-Based Awards.    Under the 2011 Plan, our board has the right to grant other awards based upon our common stock having such terms and conditions as our board may determine, including the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, and the grant of awards entitling recipients to receive shares of our common stock to be delivered in the future.

        Performance-Based Awards.    Our board may determine to grant restricted stock awards or other stock-based awards subject to the achievement of performance goals. Performance awards can also provide for cash payments of up to $1 million per calendar year per individual. For any award that is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, the degree of granting, vesting and/or payout will be subject to the achievement of one or more objective performance measures, which will be based on the relative or absolute attainment of specified levels of one or any combination of the following: net income; operating income; annual recurring revenue; earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization; operating profit before or after discontinued operations and/or taxes; gross revenue; revenue growth; earnings growth; cash flow or cash position; gross margins; stock price; market share; return on sales, assets, equity or investment; improvement of financial ratings; achievement of balance sheet or income statement objectives or total stockholder return; working capital; customer satisfaction; product quality; market share; completion of strategic acquisitions/dispositions; and receipt of regulatory approvals. These performance goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be judged in absolute terms, or against or in relation to other companies, and they may be adjusted to exclude extraordinary items.

        Pursuant to the terms of the 2011 Plan, our board of directors selects the recipients of awards and determines:

  •
  the number of shares of common stock covered by options and the dates upon which those options become exercisable;

  •
  the exercise price of options;

  •
  the duration of options;

  •
  the methods of payment of the exercise price of options; and

  •
  the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including the issue price, conditions for repurchase, repurchase price and performance conditions, if any.

        Our 2011 Plan is administered by our board of directors, which has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan as it deems advisable. Our board has delegated to our compensation committee its power to administer the plan. Our board may also delegate to one or more of our officers the power to grant awards and to exercise other powers under the plan. If our board of directors delegates authority to an executive officer to grant awards under the 2011 Plan, the executive officer will have the power to make awards to all of our employees, except executive officers. Our board of directors will fix the terms of the awards to be granted by such executive officer, including the exercise price of such awards, and the maximum number of shares subject to awards that such executive officer may make. Discretionary awards to non-employee directors may only be granted and administered by a committee consisting of independent directors.

        Except as our board may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant.

        Upon a merger or other reorganization event, our board of directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2011 Plan, as to some or all outstanding awards, other than restricted stock awards:

  •
  provide that all outstanding awards will be assumed or substituted by the successor corporation;

  •
  upon written notice to a participant, provide that the participant's unexercised options or awards will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

  •
  provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;

  •
  in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants equal to the excess, if any, of the acquisition price times the number of shares of our common stock subject to such outstanding awards (to the extent then exercisable at prices not in excess of the acquisition price), over the aggregate exercise price of all such outstanding awards and any applicable tax withholdings, in exchange for the termination of such awards; and

  •
  provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds.

        Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless our board of directors may otherwise determine, apply to the cash, securities or other property into which our common stock is converted pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award.

        No award may be granted under the 2011 Plan after June 13, 2021. Our board of directors may amend, suspend or terminate the 2011 Plan at any time, except that stockholder approval will be required to comply with applicable law or stock market requirements. The 2011 Plan does not permit the repricing of stock options or SARs without stockholder approval.

  Plan Benefits

        As of March 31, 2014, an aggregate of approximately 2,200 officers, directors, employees (full-time and part-time), consultants and advisors were eligible to receive awards under our 2011 Plan, including our five executive officers and eight non-employee directors. The granting of awards under the 2011 Plan is discretionary, and we cannot now determine the number or type of awards that may be granted in the future to any particular person or group.

        As of March 31, 2014, there were options to purchase an aggregate of 2,467,377 shares of common stock outstanding under the 2011 Plan at a weighted-average exercise price of $15.57 per share, 173,346 shares of common stock had been issued upon the exercise of options granted under the 2011 Plan, 159,830 shares of stock had been issued as stock awards under the 2011 Plan and 1,760,537 restricted stock units had been awarded under the 2011 Plan.

        The following table sets forth, as of March 31, 2014, the stock option, stock award and restricted stock unit grants made under the 2011 Plan since its adoption to the individuals indicated below:

	Stock Options	Stock Awards	Restricted Stock Units
Named executive officers
Albert R. Subbloie, Jr.	420,000	6,426	373,000
Gary R. Martino	145,000	3,213	140,000
Charles D. Gamble	72,500	—	60,000
Scott E. Snyder	72,500	—	55,000
Christopher J. Mezzatesta	72,500	4,000	60,000
All current executive officers as a group	782,500	13,639	688,000
All current directors who are not executive officers as a group	268,305	59,996	—
Each nominee for election as a director
Albert R. Subbloie, Jr.	420,000	6,426	373,000
Richard Pontin	23,392	8,425	—
James D. Foy	—	—	—
Each associate of any such directors, executive officers or nominees	—	—	—
Each person who received 5% of such awards
Albert R. Subbloie, Jr.(1)	420,000	6,426	373,000
Gary R. Martino(1)	145,000	3,213	140,000
Charles D. Gamble(1)	—	—	60,000
Scott E. Snyder(1)	—	—	55,000
Christopher J. Mezzatesta(1)	—	4,000	60,000
All employees, including all current officers who are not executive officers, as a group	1,822,433	86,195	1,072,537

(1)
The awards reported on these lines are the same awards as shown with respect to Mr. Subbloie, Mr. Martino, Mr. Gamble, Mr. Snyder and Mr. Mezzatesta in the "Named executive officers" section of this table, and represent all awards made to them under the 2011 Plan.

        On April 11, 2014, the last reported sale price of our common stock at the close of business on the NASDAQ Global Select Market was $16.25.

  Federal Income Tax Consequences

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2011 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

        Incentive Stock Options

        A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Non-statutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Non-statutory Stock Options

        A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        Stock Appreciation Rights

        A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Restricted Stock Awards

        A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Restricted Stock Units

        A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Other Stock-Based Awards

        The tax consequences associated with any other stock-based Award granted under the 2011 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Common Stock.

        Tax Consequences to the Company

        There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

STOCK OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2014 by:

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

  •
  each of our named executive officers;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after March 31, 2014. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

        Percentage ownership calculations for beneficial ownership are based on 38,600,063 shares outstanding as of March 31, 2014. Except as otherwise indicated in the footnotes to the table below, addresses of named beneficial owners are in care of Tangoe, Inc., 35 Executive Boulevard, Orange, Connecticut 06477.

        In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options and warrants held by that person that are immediately exercisable or are exercisable within 60 days after March 31, 2014 and shares of common stock that may be acquired by that person within 60 days after March 31, 2014 upon the vesting of restricted stock units. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares of Common Stock Outstanding
5% Stockholders
T. Rowe Associates, Inc.(1)	4,307,156	11.2%
Wasatch Advisors, Inc.(2)	3,730,610	9.7
BlackRock, Inc.(3)	2,873,477	7.5
Frontier Capital Management Co., LLC(4)	2,689,470	7.0
T. Rowe Price Small Cap Stock Fund, Inc.(5).	2,300,000	6.0
Columbia Wanger Asset Management, LLC(6)	2,205,000	5.7
The Vanguard Group(7)	2,162,744	5.6
Columbia Acorn Fund(8)	2,100,000	5.4
Albert R. Subbloie, Jr.(9)	2,760,912	6.9
Other Executive Officers and Directors
Gary R. Martino(10)	852,723	2.2
Charles D. Gamble(11)	255,433	*
Scott E. Snyder(12)	178,670	*
Christopher J. Mezzatesta(13)	108,642	*
David M. Coit(14)	784,581	2.0
James M. Foy	0	*
Gary P. Golding(15)	45,335	*
Ronald W. Kaiser(16)	102,120	*
Jackie R. Kimzey(17)	47,600	*
Gerald G. Kokos(18)	112,055	*
Richard S. Pontin(19)	127,792	*
Noah J. Walley(20)	82,244	*
All current executive officers and directors as a group (13 persons)(21)	5,458,107	13.2

(1)
Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2014 by T. Rowe Price Associates, Inc., reporting sole power to vote or direct the voting of 387,900 shares and sole power to dispose or direct the disposition of 4,307,156 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)
Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2014 by Wasatch Advisors, Inc., reporting sole power to vote or direct the voting of, and sole power to dispose or direct the disposition of, 3,730,610 shares. The address of Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, UT 84108.

(3)
Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on January 30, 2014 by BlackRock, Inc., reporting sole power to vote or direct the voting of 2,795,089 shares, and sole power to dispose or direct the disposition of 2,873,477 shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(4)
Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2014 by Frontier Capital Management Co., LLC., reporting sole power to vote or direct the voting of 1,356,810 shares, and sole power to dispose or direct the disposition of 2,689,470 shares. The address of Frontier Capital Management Co., LLC is 99 Summer Street, Boston, MA 02110.

(5)
Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2014 by T. Rowe Price Small Cap Stock Fund, Inc. Associates, Inc., reporting sole power to vote or direct the voting of 2,300,000 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6)
Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2014 by Columbia Wanger Asset Management LLC, reporting sole power to vote or direct the voting of 2,122,000 shares, and sole power to dispose or direct the disposition of 2,205,000 shares. The address of Columbia Wanger Asset Management, LLC is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(7)
Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2014 by The Vanguard Group, reporting sole power to vote or direct the voting of 42,003 shares and sole power to dispose or direct the disposition of 2,122,341 shares and shared power to dispose or to direct the disposition of 40,403 shares. The address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

(8)
Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2014 by Columbia Acorn Fund, reporting sole power to vote or direct the voting of, and sole power to dispose or direct the disposition of, 2,100,000 shares. The address of Columbia Acorn Fund is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(9)
Includes 1,245,340 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2014.

(10)
Includes (i) an aggregate of 14,478 shares of common stock held by Mr. Martino's three children and (ii) 587,804 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2014.

(11)
Includes 185,573 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2014.

(12)
Includes 176,337 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2014.

(13)
Includes 102,770 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2014.

(14)
Includes (i) 250 shares of common stock owned by Mr. Coit's wife, (ii)73,820 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2014 and (iii) 701,065 shares of common stock owned by North Atlantic SBIC IV, L.P. Mr. Coit is a manager of the general partner of North Atlantic SBIC IV, L.P. and, as such, may be deemed to share voting and investment power with respect to all shares held by such entity. Mr. Coit disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

(15)
Includes 36,910 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2014.

(16)
Includes 46,847 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2014.

(17)
Includes 36,910 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2014.

(18)
Includes 103,630 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2014.

(19)
Includes 119,367 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2014.

(20)
Includes 73,819 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2014.

(21)
Includes 2,789,127 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors and officers and holders of 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to 2013 with the exception of Gary R. Martino, who did not timely report the exercise by him of a warrant that resulted in his purchase of 1,420 shares on March 14, 2013. Mr. Martino reported this transaction on a Form 4 filed with the SEC on March 23, 2013.

 OTHER MATTERS

        Our board of directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

        This proxy is solicited on behalf of our board of directors.    We will bear the expenses connected with this proxy solicitation. We expect to pay brokers, nominees, fiduciaries and other custodians their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media.

Householding of Annual Meeting Materials

        Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at the following address: Tangoe, Inc., 35 Executive Boulevard, Orange, Connecticut 06477, Attention: Corporate Secretary or by calling (203) 859-9300. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact us at the above address and phone number.

Deadline for Submission of Stockholder Proposals for 2015 Annual Meeting

        Proposals of stockholders intended to be presented at our 2015 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received by us at our principal offices, 35 Executive Boulevard, Orange, Connecticut 06477, no later than December 26, 2014 in order to be included in the proxy statement and proxy card relating to that meeting.

        If a stockholder wishes to present a proposal at our 2015 annual meeting of stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must give written notice to the Secretary of the Company at our principal executive offices at the address noted above. The Secretary must receive such notice no earlier than February 5, 2015 and no later than March 7, 2015, provided that if the date of the 2015 annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, such notice must instead be received by the Secretary no earlier than the 120th day prior to the 2015 annual meeting and not later than the later of (i) the 90th day prior to the 2015 annual meeting and (ii) the tenth day following the day on which notice of the date of the 2015 annual meeting was mailed or public disclosure of the date of the 2015 annual meeting was made, whichever occurs first.

Appendix A

Tangoe, Inc.

2011 Stock Incentive Plan

1.    Purpose

        The purpose of this 2011 Stock Incentive Plan (the "Plan") of Tangoe, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

2.    Eligibility

        All of the Company's employees, officers and directors, as well as consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a "Participant." "Award" means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3.    Administration and Delegation

        (a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

        (b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or officers.

        (c)    Delegation to Officers.    To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise prices of such Awards, which may include a formula by which the exercise prices will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any "executive officer" of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the

"Exchange Act")) or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

        (d)    Awards to Non-Employee Directors.    Discretionary Awards to non-employee directors may be granted and administered only by a Committee all of the members of which are independent as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

4.    Stock Available for Awards

        (a)    Number of Shares; Share Counting.

          (1)    Authorized Number of Shares.    Subject to adjustment under Section 9, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to such number of shares of common stock, $0.0001 par value per share, of the Company (the "Common Stock") as is equal to ~~4,620,670~~ 5,570,670 shares of Common Stock (after taking into account the 1-for-3.522 reverse split of the Common Stock effected on June 15, 2011). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

          (2)    Share Counting.    For purposes of counting the number of shares available for the grant of Awards under the Plan:

            (A)  all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a "Tandem SAR"), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other's exercise will not restore shares to the Plan;

            (B)  if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

            (C)  shares of Common Stock delivered (either by actual delivery, attestation or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards.; and

            (D)  shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant.

        (b)    Section 162(m) Per-Participant Limit.    Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 2,555,366 (after taking into account the 1-for-3.522 reverse split of the Common Stock effected on June 15, 2011) per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder ("Section 162(m)").

        (c)    Substitute Awards.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimit contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.    Stock Options

        (a)    General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

        (b)    Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of Tangoe, Inc., any of Tangoe, Inc.'s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a "Nonstatutory Stock Option." The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

        (c)    Exercise Price.    The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board ("Fair Market Value") on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

        (d)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

        (e)    Exercise of Options.    Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

        (f)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)   in cash or by check, payable to the order of the Company;

          (2)   except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

          (3)   to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

          (4)   to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of "net exercise" to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

          (5)   to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

          (6)   by any combination of the above permitted forms of payment.

        (g)    Limitation on Repricing.    Unless such action is approved by the Company's stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment or other securities any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 9, or (4) take any other action under the Plan that constitutes a "repricing" within the meaning of the rules of the NASDAQ Stock Market ("NASDAQ").

6.    Stock Appreciation Rights

        (a)    General.    The Board may grant Awards consisting of stock appreciation rights ("SARs") entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

        (b)    Measurement Price.    The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

        (c)    Duration of SARs.    Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

        (d)    Exercise of SARs.    SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

        (e)    Limitation on Repricing.    Unless such action is approved by the Company's stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment or other securities any outstanding SAR with a measurement price per share above the then-current Fair Market Value, other than pursuant to Section 9, or (4) take any other action under the Plan that constitutes a "repricing" within the meaning of the rules of NASDAQ.

7.    Restricted Stock; Restricted Stock Units

        (a)    General.    The Board may grant Awards entitling recipients to acquire shares of Common Stock ("Restricted Stock"), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests ("Restricted Stock Units") (Restricted Stock and Restricted Stock Units are each referred to herein as a "Restricted Stock Award").

        (b)    Terms and Conditions for All Restricted Stock Awards.    The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

        (c)    Additional Provisions Relating to Restricted Stock.

          (1)    Dividends.    Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock ("Accrued Dividends") shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

          (2)    Stock Certificates.    The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. "Designated Beneficiary" means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the

  Participant's death or (ii) in the absence of an effective designation by a Participant, the Participant's estate.

        (d)    Additional Provisions Relating to Restricted Stock Units.

          (1)    Settlement.    Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of one share of Common Stock. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

          (2)    Voting Rights.    A Participant shall have no voting rights with respect to any Restricted Stock Units.

          (3)    Dividend Equivalents.    The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock ("Dividend Equivalents"). Dividend Equivalents , may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

8.    Other Stock-Based Awards

        (a)    General.    Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

        (b)    Terms and Conditions.    Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto. Any Dividend Equivalents awarded with respect to the Other Stock-Based Award may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid, in each case to the extent provided in the Award agreement.

9.    Adjustments for Changes in Common Stock and Certain Other Events

        (a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimit set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (b)    Reorganization Events.

          (1)    Definition.    A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

          (2)    Consequences of a Reorganization Event on Awards Other than Restricted Stock.

            (A)  In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant's unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

            (B)  Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a "change in control event" within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a "change in control event", then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a "change in control event" as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a "change in control event" as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

            (C)  For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

          (3)    Consequences of a Reorganization Event on Restricted Stock.    Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company's successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10.    General Provisions Applicable to Awards

        (a)    Transferability of Awards.    Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

        (b)    Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c)    Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

        (d)    Termination of Status.    The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

        (e)    Withholding.    The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

        (f)    Amendment of Award.    Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings, or Section 11(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant's consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant's rights under the Plan or (ii) the change is permitted under Section 9.

        (g)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h)    Acceleration.    The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

        (i)    Performance Awards.

          (1)    Grants.    Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) ("Performance Awards"). Subject to Section 10(i)(4), no Performance Awards shall vest prior to the first anniversary of the date of grant.

          (2)    Committee.    Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as "performance-based compensation" under Section 162(m) ("Performance-Based Compensation") shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as "performance-based compensation" under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). "Covered Employee" shall mean any person who is, or whom the Committee, in its discretion, determines may be, a "covered employee" under Section 162(m)(3) of the Code.

          (3)    Performance Measures.    For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles ("GAAP") or on a non-GAAP basis, as determined by the Committee: net income, operating income, annual recurring revenue, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, gross revenue, revenue growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total stockholder return, working capital, customer satisfaction, product quality, market share, completion of strategic acquisitions/dispositions, receipt of regulatory approvals. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (vi) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

          (4)    Adjustments.    Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

          (5)    Other.    The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.    Miscellaneous

        (a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b)    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

        (c)    Effective Date and Term of Plan.    The Plan shall become effective on the date the Plan is approved by the Company's stockholders (the "Effective Date"). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

        (d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company's stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until the Company's stockholders approve such amendment, and (iii) if the NASDAQ Stock Market amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ Stock Market rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Sections 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company's stockholders approve such amendment. In addition, if at any time the approval of the Company's stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No

Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

        (e)    Authorization of Sub-Plans (including for Grants to non-U.S. Employees).    The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board's discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

        (f)    Compliance with Section 409A of the Code.    Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes "nonqualified deferred compensation" within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of "separation from service" (as determined under Section 409A of the Code) (the "New Payment Date"), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

        The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

        (g)    Limitations on Liability.    Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning the Plan unless arising out of such person's own fraud or bad faith.

        (h)    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Appendix B

Reconciliation of GAAP to Non-GAAP Financial Measures

        Adjusted EBITDA is a non-GAAP financial measure. We calculate adjusted EBITDA as net income plus interest expense, other expense, income tax provision, depreciation and amortization, amortization of marketing agreement intangible assets, stock-based compensation expense and restructuring charge, less amortization of leasehold interest, interest income and other income, and adjustments for other non-cash and non-recurring items for the applicable period. Management presents this non-GAAP financial measure because it considers such measure to be an important supplemental measure of performance. Management uses this non-GAAP financial measure for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets, determination of appropriate levels of operating and capital investments and determination of executive compensation. Management also believes that this non-GAAP financial measure provides additional insight for analysts and investors in evaluating the company's financial and operational performance. However, non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. A reconciliation of this non-GAAP measure to GAAP is provided in the accompanying tables.

TANGOE, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

	Twelve Months Ended December 31,
	2012 Amount	2013 Amount
Net income	$3,038	$4,962
Interest expense	943	401
Other expense (income)	9	(1,201)
Interest income	(80)	(60)
Income tax provision	480	1,011
Depreciation and amortization	8,666	10,452
Amortization of marketing agreement intangible assets	174	305
Amortization of leasehold interest	(99)	(99)
Stock based compensation expense	9,165	13,259
Restructuring charge	—	654

Adjusted EBITDA	$22,296	$29,684

B-1

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TANGOE, INC. 35 EXECUTIVE BOULEVARD ORANGE, CONNECTICUT 06477 M74284-P51062 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. TANGOE, INC. For All For All Except Withhold All The Board of Directors recommends you vote FOR the following: ! ! ! 1. To Elect Three Class III Directors, Each For a Three-Year Term Nominees: 01) James D. Foy 02) Richard Pontin 03) Albert R. Subbloie, Jr. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain ! ! ! 2. To Ratify the Selection of BDO USA, LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014. ! ! ! 3. To Vote on a Non-Binding Advisory Proposal to Approve Executive Compensation. ! ! ! 4. To Amend our 2011 Stock Incentive Plan to Reserve an Additional 950,000 Shares of Common Stock for Issuance under the 2011 Stock Incentive Plan. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. ! For address change/comments, mark here. (See reverse for instructions.) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report to Security Holders, Notice of Annual Meeting of Stockholders and Proxy Statement are available at www.proxyvote.com. M74285-P51062 TANGOE, INC. Annual Meeting of Stockholders June 5, 2014 10:00 AM This proxy is solicited by the Board of Directors of Tangoe, Inc. The undersigned, revoking all prior proxies, hereby appoint(s) Gary R. Martino and Thomas P. Flynn, and each of them, with full power of substitution, as proxies to represent and vote, as designated hereon, all shares of stock of Tangoe, Inc. (the "Company" or "us") that the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, June 5, 2014, at The Study at Yale, 1157 Chapel Street, New Haven, Connecticut 06511 at 10:00 a.m., local time, and at any postponement or adjournment thereof. On April 11, 2014, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 38,634,645 shares of our common stock, par value $0.0001 per share (the "Common Stock"). Each share of Common Stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting. Your vote is important no matter how many shares you own. Please take the time to vote. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of our Board of Directors. If no direction is made to withhold authority to vote for an individual nominee (or all nominees), this proxy will be voted in favor of each nominee for which no such direction is made. Address change/comments: _________________________________________________________________________________ _________________________________________________________________________________________________________ (If you noted any address changes and/or comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side